                                 SUNSOURCE INC.

                                       AND

                              THE BANK OF NEW YORK

                                   AS TRUSTEE




                                    INDENTURE


                          Dated as of ___________, 1997


                      11.6% Junior Subordinated Debentures

                                              CROSS-REFERENCE TABLE*/

Trust Indenture Act Section                                                                       Indenture Section
---------------------------                                                                       -----------------

310(a)(1)......................................................................................................7.09
310(a)(2)......................................................................................................7.09
310(a)(3)......................................................................................................N.A.
310(a)(4)......................................................................................................N.A.
310(a)(5)......................................................................................................7.08
310(b).........................................................................................................7.08
310(c).........................................................................................................N.A.
311(a).........................................................................................................7.14
311(b).........................................................................................................7.14
311(c).........................................................................................................N.A.
312(a).........................................................................................................5.01
312(b).........................................................................................................5.02
312(c).........................................................................................................5.02
313(a).........................................................................................................5.04
313(b).........................................................................................................5.04
313(c)..................................................................................................5.04; 13.04
313(d).........................................................................................................5.04
314(a)..................................................................................................5.03; 13.04
314(b).........................................................................................................N.A.
314(c)(1)...............................................................................................5.03; 13.06
314(c)(2).....................................................................................................13.06
314(c)(3)......................................................................................................N.A.
314(d).........................................................................................................N.A.
314(e)........................................................................................................13.06
314(f).........................................................................................................N.A.
315(a)...................................................................................................7.01(b)(1)
315(b)..................................................................................................6.07; 13.04
315(c)......................................................................................................7.01(a)
315(d)......................................................................................................7.01(b)
315(e).........................................................................................................6.08
316(a)(last sentence)..........................................................................................8.04
316(a)(1)(A)...................................................................................................6.06
316(a)(1)(B)...................................................................................................6.06
316(a)(2)......................................................................................................N.A.
316(b).........................................................................................................6.04
316(c)...................................................................................................2.03; 8.01
--------

*/ This Cross-Reference Table does not constitute part of the Indenture and should not have any bearing upon the interpretation of any of its terms or provisions.


Trust Indenture Act Section                                                                       Indenture Section
---------------------------                                                                       -----------------

317(a)(1)...................................................................................................6.02(b)
317(a)(2)...................................................................................................6.02(c)
317(b).........................................................................................................4.03
318(a)........................................................................................................13.08
318(b).........................................................................................................N.A.
318(c)........................................................................................................13.08

N.A. means not applicable.

                              TABLE OF CONTENTS**/

                                                                                                               Page

ARTICLE ONE - DEFINITIONS
         SECTION 1.01.     Definitions............................................................................2

ARTICLE TWO - ISSUE, DESCRIPTION, TERMS, EXECUTION,
         REGISTRATION AND EXCHANGE OF DEBENTURES
         SECTION 2.01      Designation and Maturity...............................................................7
         SECTION 2.02      Form of Debentures.....................................................................8
         SECTION 2.03      Interest Payments......................................................................8
         SECTION 2.04      Extension of Interest Payment Period...................................................8
         SECTION 2.05      Notice of Shortening of Stated Maturity or Extension of Interest
                           Payment Period.........................................................................9
         SECTION 2.06      Date and Denomination; Payment of Interest.............................................9
         SECTION 2.07      Execution and Authentication..........................................................11
         SECTION 2.08      Exchange of Debentures................................................................12
         SECTION 2.09      Temporary Debentures..................................................................13
         SECTION 2.10      Replacement of Debentures.............................................................13
         SECTION 2.11      Cancellation of Surrendered Debentures................................................14
         SECTION 2.12      No Rights of Third Parties............................................................14
         SECTION 2.13      Authenticating Agent..................................................................14
         SECTION 2.14      Global Debenture......................................................................15
         SECTION 2.15      CUSIP Numbers.........................................................................16

ARTICLE THREE - OPTIONAL REDEMPTION OF DEBENTURES
         SECTION 3.01      Optional Redemption...................................................................16
         SECTION 3.02      Redemption upon Tax Event; Shortening of Stated Maturity..............................16
         SECTION 3.03      Notice of Redemption..................................................................18
         SECTION 3.04      Surrender of Debentures...............................................................19

ARTICLE FOUR - PARTICULAR COVENANTS OF THE COMPANY
         SECTION 4.01      Payments of Principal and Interest....................................................19
         SECTION 4.02      Maintain Office or Agency.............................................................20
         SECTION 4.03      Appointment of Paying Agent...........................................................20
         SECTION 4.04      Appointment of Trustee................................................................21
         SECTION 4.05      Restrictions upon Dividends, Redemptions, etc.........................................21
         SECTION 4.06      Listing of Debentures.................................................................21
         SECTION 4.07      Compliance with Declaration...........................................................21
         SECTION 4.08      Transfer of Trust Common Securities...................................................21

--------

**/ This Table of Contents does not constitute part of the Indenture and should not have any bearing upon the interpretation of any of its terms or provisions.


ARTICLE FIVE - DEBENTUREHOLDERS' LISTS AND REPORTS BY
         THE COMPANY AND THE TRUSTEE
         SECTION 5.01      List of Debentureholders..............................................................22
         SECTION 5.02      Preservation and Disclosure of List...................................................22
         SECTION 5.03      Documents Provided to Trustee.........................................................23
         SECTION 5.04      Information to Debentureholders.......................................................24

ARTICLE SIX - REMEDIES OF THE TRUSTEE AND DEBENTUREHOLDERS ON EVENT
         OF DEFAULT
         SECTION 6.01      Events of Default.....................................................................26
         SECTION 6.02      Payment by the Company................................................................28
         SECTION 6.03      Application of Payments...............................................................29
         SECTION 6.04      Limitation on Suits...................................................................30
         SECTION 6.05      Remedies Cumulative; Waivers..........................................................30
         SECTION 6.06      Direction by Debentureholders.........................................................31
         SECTION 6.07      Notice of Defaults....................................................................31
         SECTION 6.08      Undertaking to Pay Costs..............................................................32
         SECTION 6.09      Waiver of Usury, Stay or Extension Laws...............................................32

ARTICLE SEVEN - CONCERNING THE TRUSTEE
         SECTION 7.01      Duties of Trustee.....................................................................33
         SECTION 7.02      Reliance; Consultation with Counsel...................................................34
         SECTION 7.03      Absence of Reliance upon Trustee......................................................35
         SECTION 7.04      Ownership of Debentures...............................................................35
         SECTION 7.05      Moneys Held in Trust..................................................................36
         SECTION 7.06      Compensation..........................................................................36
         SECTION 7.07      Officers' Certificates................................................................36
         SECTION 7.08      Conflicting Interests.................................................................36
         SECTION 7.09      Trustee...............................................................................42
         SECTION 7.10      Resignation and Removal of Trustee....................................................42
         SECTION 7.11      Successor Trustee.....................................................................43
         SECTION 7.12      Merger, Consolidation of Trustee......................................................44
         SECTION 7.13      Trustee's Application for Instructions from the Company...............................44
         SECTION 7.14      Trustee as Creditor...................................................................45

ARTICLE EIGHT - CONCERNING THE DEBENTUREHOLDERS
         SECTION 8.01      Action by Debentureholders............................................................48
         SECTION 8.02      Proof of Action by Debentureholder....................................................49
         SECTION 8.03      Registered Holder.....................................................................49
         SECTION 8.04      Determination of Requisite Debentureholders...........................................49
         SECTION 8.05      Revocation of Action; Binding Effect..................................................50

ARTICLE NINE - SUPPLEMENTAL INDENTURES
         SECTION 9.01      Supplemental Indentures...............................................................50
         SECTION 9.02      Approval of Supplemental Indentures...................................................51
         SECTION 9.03      Effect of Supplemental Indenture......................................................53


         SECTION 9.04      Affected Debentures...................................................................53
         SECTION 9.05      Opinion of Counsel....................................................................53

ARTICLE TEN - CONSOLIDATION, MERGER, SALE OR CONVEYANCE
         SECTION 10.01     Consolidation, Merger, etc. of Company................................................53
         SECTION 10.02     Successor Corporation.................................................................54
         SECTION 10.03     Opinion of Counsel Provided to Trustee................................................54

ARTICLE ELEVEN - SATISFACTION AND DISCHARGE OF INDENTURE; UNCLAIMED
         MONEYS
         SECTION 11.01     Satisfaction and Discharge............................................................54
         SECTION 11.02     Deposits held in Trust................................................................56
         SECTION 11.03     Moneys held by Paying Agent...........................................................56
         SECTION 11.04     Repayment to Company..................................................................57
         SECTION 11.05     Indemnification of Trustee............................................................57

ARTICLE TWELVE - IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS
         AND DIRECTORS
         SECTION 12.01     Immunity..............................................................................57

ARTICLE THIRTEEN - MISCELLANEOUS PROVISIONS
         SECTION 13.01     Successors and Assigns................................................................58
         SECTION 13.02     Actions by Predecessor................................................................58
         SECTION 13.03     Surrender of Power....................................................................58
         SECTION 13.04     Notices...............................................................................58
         SECTION 13.05     Governing Law.........................................................................58
         SECTION 13.06     Officers' Certificate from Company....................................................58
         SECTION 13.07     Date of Payments......................................................................59
         SECTION 13.08     Certain Duties under Trust Indenture Act..............................................59
         SECTION 13.09     Counterparts..........................................................................59
         SECTION 13.10     Severability..........................................................................59
         SECTION 13.11     Assignment by Company.................................................................60
         SECTION 13.12     Holders of Preferred Securities as Third Party Beneficiaries..........................60

ARTICLE FOURTEEN - SUBORDINATION OF DEBENTURES
         SECTION 14.01     Subordination.........................................................................60
         SECTION 14.02     Payments upon Liquidation, etc. ......................................................60
         SECTION 14.03     Receipt of Payments; Subrogation......................................................61
         SECTION 14.04     Application of Payments to Debentures.................................................63
         SECTION 14.05     Banking Effect........................................................................63
         SECTION 14.06     Knowledge of Trustee..................................................................63
         SECTION 14.07     Rights of Trustee as Holder of Senior Indebtedness....................................63
         SECTION 14.08     Paying Agent..........................................................................64

EXHIBIT A - FORM OF DEBENTURE


         THIS INDENTURE, is dated as of the ____ day of ___________, 1997, between SunSource Inc., a corporation duly organized and existing under the laws of the State of Delaware (hereinafter sometimes referred to as the "Company"), and The Bank of New York, a New York banking corporation, as Trustee (hereinafter sometimes referred to as the "Trustee"):

         WHEREAS, for its lawful corporate purposes, the Company has fully authorized the execution and delivery of this Indenture to provide for the issuance of junior subordinated debentures (hereinafter referred to as the "Debentures"), in an aggregate principal amount of $___________ to be issued as in this Indenture provided, as registered Debentures without coupons, to be authenticated by the certificate of the Trustee;

         WHEREAS, to provide the terms and conditions upon which the Debentures are to be authenticated, issued and delivered, the Company has duly authorized the execution of this Indenture;

         WHEREAS, the Debentures and the certificate of authentication to be borne by the Debentures (the "Certificate of Authentication") are to be substantially in such forms as may be approved by the Board of Directors (as defined below);

         WHEREAS, the Company has caused to be formed SunSource Capital Trust (the "Trust") as a statutory business trust under the Business Trust Act of the State of Delaware (12 Del. Code Section 3801 et seq.) pursuant to a declaration of trust dated __________, 1997 (as amended and restated, the "Declaration") and the filing of a certificate of trust with the Secretary of State of the State of Delaware on __________, 1997; and

         WHEREAS, in the merger of SunSource L.P. (the "Partnership") and a subsidiary of the Partnership with and into SunSource Inc., each Class A limited partnership interest in the Partnership will be exchanged for $1.30 in cash and
0.38 of an 11.6% Trust Preferred Security of the Trust; and

         WHEREAS, in connection with such exchange and the purchase by the Company of the Common Securities (as defined in the Declaration) of the Trust, the Company will deposit as trust assets Junior Subordinated Debentures; and

         WHEREAS, pursuant to the Declaration, the legal title to the Debentures shall be owned and held of record in the name of The Bank of New York, as Trustee or its successor under the Declaration (the "Trustee") in trust for the benefit of holders of the Preferred Securities and the Common Securities; and

         AND WHEREAS, all acts and things necessary to make the Debentures issued pursuant hereto, when executed by the Company and authenticated and delivered by the Trustee as in this Indenture provided, the valid, binding and legal obligations of the Company, and to constitute these presents a valid indenture and agreement according to its terms, have been done and performed or will be done and performed prior to the issuance of such Debentures, and the execution of this Indenture has been and the issuance hereunder of the Debentures has been or will be prior to issuance in all respects duly authorized, and the Company, in the exercise of the legal right and power in it vested, executes this Indenture and proposes to make, execute, issue and deliver the Debentures:

         NOW, THEREFORE, THIS INDENTURE WITNESSETH:

         That in order to declare the terms and conditions upon which the Debentures are and are to be authenticated, issued and delivered, and in consideration of the premises and of the acquisition and acceptance of the Debentures by the holders thereof, the Company covenants and agrees with the Trustee, for the equal and proportionate benefit (subject to the provisions of this Indenture) of the respective holders from time to time of the Debentures, without any discrimination, preference or priority of any one Debenture over any other by reason of priority in the time of issue, sale or negotiation thereof, or otherwise, except as provided herein, as follows:


                                   ARTICLE ONE

                                   DEFINITIONS

         SECTION 1.01. Definitions. The terms defined in this Section (except as in this Indenture otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture, and any resolution of the Board of Directors of the Company shall have the respective meanings specified in this Section. All other terms used in this Indenture which are defined in the Trust Indenture Act of 1939, as amended, or which are by reference in such Act defined in the Securities Act of 1933, as amended (except as herein otherwise expressly provided or unless the context otherwise requires), shall have the meanings assigned to such terms in the Trust Indenture Act and in the Securities Act as in force at the date of this instrument.

         "Accrual Date" means the first day following the Effective Time.

         "Affiliate" of the Company means any company at least a majority of whose outstanding voting stock shall at the time be owned by the Company, or by one or more direct or indirect subsidiaries of the Company or by the Company and one or more direct or indirect subsidiaries of the Company. For the purposes only of this definition of the term "Affiliate", the term "voting stock", as applied to the stock of any company, shall mean stock of any class or classes having ordinary voting power for the election of a majority of the directors of such company, other than stock having such power only by reason of the occurrence of a contingency.

         "Authenticating Agent" means an authenticating agent with respect to all or any of the series of Debentures, as the case may be, appointed with respect to all or any series of the

Debentures, as the case may be, by the Trustee pursuant to Section 2.13.

         "Board of Directors" means the Board of Directors of the Company, or any committee of such Board duly authorized to act hereunder.

         "Board Resolution" means a copy of one or more resolutions, certified by the secretary or an assistant secretary of the Company to have been adopted or consented to by the Board of Directors and to be in full force and effect, and delivered to the Trustee.

         "Business Day," means any day other than a day on which banking institutions in New York, are authorized or required by law to close.

         "Certificate" means a certificate signed by the principal executive officer, the principal financial officer or the principal accounting officer of the Company. The Certificate need not comply with the provisions of Section 13.06.

         "Common Securities" means the common undivided beneficial interests in the assets of the Trust.

         "Company" means SunSource Inc., a corporation duly organized and existing under the laws of the State of Delaware, and, subject to the provisions of Article Ten, shall also include its successors and assigns.

         "Conversion " means the conversion of SunSource L.P. to corporate form as generally described in the Proxy Statement/Prospectus and related transactions entered into pursuant to the Conversion Agreement.

         "Conversion Agreement " means the Agreement and Plan of Conversion, dated __________, 1997, among SunSource Inc., SunSource L.P., LPSub Inc., Lehman/SDI, Inc. and the limited partners of SDI Partners I, L.P.

         "Corporate Trust Office" means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of the execution of this Indenture is located at 101 Barclay Street, Floor 21 West, New York, New York 10286,
Attention: Corporate Trust Administration.

         "Debenture" or "Debentures" means any Debenture or Debentures, as the case may be, authenticated and delivered under this Indenture.

         "Debentureholder", "holder of Debentures", "registered holder", or other similar term, means the person or persons in whose name or names a particular Debenture shall be registered on the books of the Company kept for the purpose in accordance with the terms of this Indenture.

         "Declaration" means the Amended and Restated Declaration of Trust of the Trust.

         "Default" means any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

         "Depository" means, with respect to any Debentures, for which the Company shall determine that such Debentures will be issued as a Global Debenture, The Depository Trust Company, New York, New York, another clearing agency, or any successor registered as a clearing agency under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or other applicable statute or regulation, which, in each case, shall be designated by the Company pursuant to Section 2.14.

         "Effective Time " means the effective date of the Conversion.

         "Event of Default" means any event specified in Section 6.01(a), continued for the period of time, if any, therein designated.

         "Global Debenture" means a Debenture executed by the Company and delivered by the Trustee to the Depository or pursuant to the Depository's instruction, all in accordance with the Indenture, which shall be registered in the name of the Depository or its nominee.

         "Governmental Obligations" means securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a) (2) of the Securities Act of 1933, as amended) as custodian with respect to any such Governmental Obligation or a specific payment of principal of or interest on any such Governmental Obligation held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Governmental Obligation or the specific payment of principal of or interest on the Governmental Obligation evidenced by such depository receipt.

         "Guarantee Agreement" means the guarantee, dated as of ___________, 1997, of the Company for the benefit of holders of Preferred Securities issued by the Trust.

         "Indenture" means this instrument as originally executed, or, if amended as herein provided, as so amended.

         "Interest Payment Date" when used with respect to any installment of interest on a

Debenture means the last day of each calendar month, commencing _____________, 1997.

         "Officers' Certificate" means a certificate signed by the Chairman, the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Controller or an Assistant Controller or the Secretary or an Assistant Secretary of the Company and who shall be satisfactory to the Trustee. Each such certificate shall include the statements provided for in Section 13.06, if and to the extent required by the provisions thereof.

         "Opinion of Counsel" means an opinion in writing signed by legal counsel, who may be an employee of or counsel for the Company and who shall be satisfactory to the Trustee. Each such opinion shall include the statements provided for in section 13.06, if and to the extent required by the provisions thereof.

         "Outstanding," when used with reference to Debentures, subject to the provisions of Section 8.01, means, as of any particular time, all Debentures theretofore authenticated and delivered by the Trustee under this Indenture, except (a) Debentures theretofore canceled by the Trustee or any paying agent, or delivered to the Trustee or any paying agent for cancellation or which have previously been canceled; (b) Debentures or portions thereof for the payment or redemption of which moneys or Governmental Obligations in the necessary amount shall have been deposited in trust with the Trustee or with any paying agent (other than the Company) or shall have been set aside and segregated in trust for the holders of such Debentures by the Company (if the Company shall act as its own paying agent); provided, however, that if such Debentures or portions of such Debentures are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as in Article Three provided, or provision satisfactory to the Trustee shall have been made for giving such notice; and (c) Debentures in lieu of or in substitution for which other Debentures shall have been authenticated and delivered pursuant to the terms of Section 2.07.

         "Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

         "Predecessor Debenture" of any particular Debenture means every previous Debenture evidencing all or a portion of the same debt as that evidenced by such particular Debenture; and, for the purposes of this definition, any Debenture authenticated and delivered under Section 2.07 in lieu of a lost, destroyed or stolen Debenture shall be deemed to evidence the same debt as the lost, destroyed or stolen Debenture.

         "Preferred Securities" means the preferred undivided beneficial interests in the assets of the Trust.

         "Property Trustee" means the entity performing the function of the Property Trustee under the Declaration.

         "Responsible Officer" when used with respect to the Trustee means the chairman of the board of directors, the president, any vice president, any assistant vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, any trust officer, or assistant trust officer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of that officer's knowledge of and familiarity with the particular subject.

         "Security Exchange" when used with respect to the Debentures which are held as trust assets of the Trust pursuant to the Declaration of the Trust, means the distribution of the Debentures of such series by the Trust in exchange for the Preferred Securities and Common Securities of the Trust in dissolution of the Trust pursuant to the Declaration of Trust of the Trust.

         "Senior Indebtedness" means the principal of and premium, if any, and interest on (a) all indebtedness of the Company, whether outstanding on the date of this Indenture or thereafter created, (i) for money borrowed by the Company,
(ii) for money borrowed by, or obligations of, others and either assumed or guaranteed, directly or indirectly, by the Company, (iii) in respect of letters of credit and acceptances issued or made by banks, or (iv) constituting purchase money indebtedness, or indebtedness secured by property included in the property, plant and equipment accounts of the Company at the time of the acquisition of such property by the Company, for the payment of which the Company is directly liable, and (b) all deferrals, renewals, extensions and refundings of, and amendments, modifications and supplements to, any such indebtedness. As used in the preceding sentence the term "purchase money indebtedness" means indebtedness evidenced by a note, debenture, bond or other instrument (whether or not secured by any lien or other security interest) issued or assumed as all or a part of the consideration for the acquisition of property, whether by purchase, merger, consolidation or otherwise, unless by its terms such indebtedness is subordinate to other indebtedness of the Company. Notwithstanding anything to the contrary in this Indenture or the Debentures, Senior Indebtedness shall not include (i) amounts owed to trade creditors in the ordinary course of business, (ii) any indebtedness of the Company which, by its terms or the terms of the instrument creating or evidencing it, is subordinate in right of payment to or pari passu with the Debentures, as the case may be, and, in particular, the Debentures shall rank pari passu with all other debt securities and guarantees in respect of those debt securities, issued to any other trusts, partnerships or any other entity affiliated with the Company which is a financing vehicle of the Company ("Financing Entity") in connection with an issuance of preferred securities by such Financing Entity, or (iii) any indebtedness of the Company to a Subsidiary.

         "Subsidiary" means any corporation at least a majority of whose outstanding voting stock shall at the time be owned, directly or indirectly, by the Company or by one or more subsidiaries or by the Company and one or more Subsidiaries. For the purposes only of this definition of the term "Subsidiary", the term "voting stock", as applied to the stock of any corporation, shall mean stock of any class or classes having ordinary voting power for the election of a majority of the directors of such corporation, other than stock having such power only by reason of the occurrence of a contingency.

         "Trust" means SunSource Capital Trust, a statutory business trust created under the laws of the State of Delaware.

         "Trustee" means The Bank of New York and, subject to the provisions of Article Seven, shall also include its successors and assigns, and, if at any time there is more than one person acting in such capacity hereunder, "Trustee" shall mean each such person.

         "Trust Indenture Act", subject to the provisions of Section 9.01 and 9.02, means the Trust Indenture Act of 1939, as amended.


                                   ARTICLE TWO

                      ISSUE, DESCRIPTION, TERMS, EXECUTION,
                     REGISTRATION AND EXCHANGE OF DEBENTURES


         SECTION 2.01 Designation and Maturity. (a) There shall be and is hereby authorized a series of Debentures designated the "11.6% Junior Subordinated Debentures," limited in aggregate principal amount to the sum of (i) the stated liquidation amount of the Trust Preferred Securities issued by the Trust in the Conversion, plus (ii) a dollar amount equal to the principal amount of Debentures purchased by the Trust with the proceeds received by the Trust from the purchase by the Company of the Common Securities of the Trust, which amount shall be as set forth in any written order of the Company for the authentication and delivery of Debentures. (b) The Debentures shall be issued in the form of registered Debentures without coupons. The Debentures shall mature and the principal shall be due and payable together with all accrued and unpaid interest thereon, including Compounded Interest (as hereinafter defined) on ___________, 2027; provided, however, if a Tax Event shall occur and be continuing and in the opinion of nationally recognized independent tax counsel to the Trust, there would in all cases, after effecting the termination of Trust and the distribution of the Debentures to the holders of the securities in exchange therefor upon liquidation of the Trust, be more than an insubstantial risk that the Tax Event would continue, then the Company shall have the right to shorten the stated maturity of the Junior Subordinated Debentures to a date not earlier than _______, 2002 such that, in the opinion of nationally recognized independent tax counsel to the Trust, after advancing the stated maturity of the Debentures, interest paid on the Junior Subordinated Debentures will be deductible by the Company for federal income tax purposes.

         SECTION 2.02 Form of Debentures. The Debentures shall be issued in certificated form in substantially the form attached hereto as Exhibit A. Principal and interest on the Debentures issued in certificated form will be payable, the transfer of such Debentures will be registrable and such Debentures will be exchangeable for Debentures bearing identical terms and provisions at the office or agency of the Trustee in the Borough of Manhattan, The City and State of New York; provided, however, that payment of interest may be made at the option of the Company by check mailed to the registered holder at such address as shall appear in the Debenture register and that the payment of principal with respect to the Debentures will only be made upon surrender of the Debentures to the Trustee. Notwithstanding the foregoing, so long as the Trustee is the legal owner and record holder of the Debentures, the payment of the principal of and interest on (including Compounded Interest, if any) on the Debentures held by the Trustee will be made by the Company in immediately available funds on the payment date therefor at such place and to the Property Account (as defined in the Declaration) established and maintained by the Trustee pursuant to the Declaration.

         SECTION 2.03 Interest Payments. Each Debenture will bear interest at the rate of 11.6% per annum from the Accrual Date until the principal thereof becomes due and payable, and on any overdue principal and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum, compounded monthly, payable (subject to the provisions of Article Three) monthly in arrears on each Interest Payment Date commencing on ____________, 1997, to the person in whose name such Debenture or any predecessor Debenture is registered, at the close of business on the regular record date for such interest installment, which, except as set forth below, shall be the close of business on the first day of the month in which such Interest Payment Date occurs. Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered holders on such regular record date, and may be paid to the person in whose name the Debenture (or one or more Predecessor Debentures) is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered holders of the Debentures not less than ten days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debentures may be listed, and upon such notice as may be required by such exchange.

         SECTION 2.04 Extension of Interest Payment Period. So long as the Company is not in default in the payment of interest on the Debentures, the Company shall have the right, at any time during the term of the Debentures, from time to time to extend the interest payment period of such Debentures for up to 60 consecutive months (the "Extension Period"), at the end of which period the Company shall pay all interest accrued and unpaid thereon (together with interest thereon at the rate of 11.6% per annum to the extent permitted by applicable law, compounded monthly ("Compounded Interest")). During such Extension Period the Company shall not declare or pay any dividend on, or redeem, purchase, acquire or make a distribution or liquidation payment with respect to, any of its common stock or preferred stock, or make any guarantee payments with respect thereto. Prior to the termination of any such Extension Period, the Company may pay all or any portion of the interest accrued on the Debentures on any Interest Payment Date to holders of record on the regular record date for such Interest Payment Date or from time to time further extend such Period, provided that such Extension Period together with all such further extensions thereof shall not exceed 60 consecutive months. Upon the termination of any Extension Period and upon the payment of all accrued and unpaid interest then due, together with Compounded Interest, the Company may select a new Extension Period, subject to the foregoing requirements. No interest shall be due and payable during an Extension Period, except at the end thereof. At the end of the Extension Period the Company shall pay all interest accrued and unpaid on the Debentures including any Compounded Interest which shall be payable to the holders of the Debentures in whose names the Debentures are registered in the Debenture register on the first record date after the end of the Extension Period.

         SECTION 2.05 Notice of Shortening of Stated Maturity or Extension of Interest Payment Period. (a) So long as the Property Trustee is the legal owner and holder of record of the Debentures, at the time the Company elects to shorten the stated maturity of the Debentures or selects an Extension Period, the Company shall give both the Property Trustee and the Trustee written notice of such change ten business days prior to the earlier of (i) the next succeeding date on which distributions on the Trust Preferred Securities are payable or
(ii) the date the Trust is required to give notice of the record date or the date such distributions are payable to the New York Stock Exchange or other applicable self-regulatory organization or to holders of the Trust Preferred Securities, but in any event not less than one business day prior to such record date. The Company shall cause the Trust to give notice of the Company's election to shorten the stated maturity or selection of such Extension Period to the holders of the Preferred Securities.

                  (b) If Debentures have been distributed to holders of Preferred Securities and Common Securities, at the time the Company elects to shorten the stated maturity of the Debentures or selects an Extension Period, the Company shall give the holders of the Debentures and the Trustee written notice of such change ten business days prior to the earlier of (i) the next succeeding Interest Payment Date or (ii) the date the Company is required to give notice of the record or payment date of such interest payment to the New York Stock Exchange or other applicable self-regulatory organization or to holders of the Debentures.

         SECTION 2.06 Date and Denomination; Payment of Interest. The Debentures shall be issuable as registered Debentures and in the denominations of $25 or any integral multiple thereof. Each Debenture shall be dated the date of its authentication. Interest on the Debentures shall be computed on the basis of a 360-day year composed of twelve 30-day months.

         The interest installment on any Debenture which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the person in whose name said Debenture (or one or more Predecessor Debentures) is registered at the close of business on the regular record date for such interest installment. In the event that any Debenture or portion thereof is called for redemption and the redemption date is subsequent to a regular record date with respect to any Interest Payment Date and prior to such Interest Payment Date, interest on such Debenture will be paid upon presentation and surrender of such Debenture as provided in Section 3.03.

         Any interest on any Debenture which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the registered holder on the relevant regular record date by virtue of having been such holder; and such Defaulted Interest shall be paid by the Company, at its election, as provided in clause (1) or clause (2) below:

                  (1) The Company may make payment of any Defaulted Interest on Debentures to the persons in whose names such Debentures (or their respective Predecessor Debentures) are registered at the close of business on a special record date for the payment of such Defaulted Interest, which shall be fixed in the following manner: the Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each such Debenture and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a special record date for the payment of such Defaulted Interest which shall not be more than 15 nor less than ten days prior to the date of the proposed payment and not less than ten days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such special record date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the special record date therefor to be mailed, first class postage prepaid, to each Debentureholder at his or her address as it appears in the Debenture Register (as hereinafter defined), not less than ten days prior to such special record date. Notice of the proposed payment of such Defaulted Interest and the special record date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the persons in whose names such Debentures (or their Predecessor Debentures) are registered on such special record date and shall be no longer payable pursuant to the following clause (2).

                  (2) The Company may make payment of any Defaulted Interest on any Debentures in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Debentures may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

                  Subject to the foregoing provisions of this Section, each Debenture of a series delivered under this Indenture upon transfer of or in exchange for or in lieu of any other Debenture of such series shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Debenture.

         SECTION 2.07 Execution and Authentication. The Debentures shall, subject to the provisions of Section 2.09, be printed on steel engraved borders or fully or partially engraved, or legibly typed, as the proper officers of the Company may determine, and shall be signed on behalf of the Company by its Chairman, President or one of its Vice Presidents, under its corporate seal attested by its Secretary or one of its Assistant Secretaries. The signature of the Chairman, President or a Vice President and/or the signature of the Secretary or an Assistant Secretary in attestation of the corporate seal, upon the Debentures, may be in the form of a facsimile signature of a present or any future Chairman, President or Vice President and of a present or any future Secretary or Assistant Secretary and may be imprinted or otherwise reproduced on the Debentures and for that purpose the Company may use the facsimile signature of any person who shall have been a Chairman, President or Vice President, or of any person who shall have been a Secretary or Assistant Secretary, notwithstanding the fact that at the time the Debentures shall be authenticated and delivered or disposed of such person shall have ceased to be the Chairman, President or a Vice President, or the Secretary or an Assistant Secretary, of the Company, as the case may be. The seal of the Company may be in the form of a facsimile of the seal of the Company and may be impressed, affixed, imprinted or otherwise reproduced on the Debentures.

         Only such Debentures as shall bear thereon a Certificate of Authentication substantially in the form provided in Exhibit A hereto, executed manually by an authorized signatory of the Trustee, or by any Authenticating Agent with respect to such Debentures, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate executed by the Trustee, or by any Authenticating Agent appointed by the Trustee with respect to such Debentures, upon any Debenture executed by the Company shall be conclusive evidence that the Debenture so authenticated has been duly authenticated and delivered hereunder and that the holder is entitled to the benefits of this Indenture.

         At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Debentures executed by the Company to the Trustee for authentication, together with a written order of the Company for the authentication and delivery of such Debentures, signed by its Chairman, President or any Vice President and its Treasurer or any Assistant Treasurer, and the Trustee in accordance with such written order shall authenticate and make available for delivery such Debentures.

         In authenticating such Debentures and accepting the additional responsibilities under this Indenture in relation to such Debentures, the Trustee shall be entitled to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Opinion of Counsel stating that the form and terms thereof have been established in conformity with the provisions of this Indenture.

         The Trustee shall not be required to authenticate such Debentures if the issue of such Debentures pursuant to this Indenture will affect the Trustee's own rights, duties or immunities under the Debentures and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.

         SECTION 2.08 Exchange of Debentures. (a) Debentures may be exchanged upon presentation thereof at the office or agency of the Trustee designated for such purpose in the Borough of Manhattan, the City and State of New York, for other Debentures of authorized denominations, and for a like aggregate principal amount, upon payment of a sum sufficient to cover any tax or other governmental charge in relation thereto, all as provided in this Section. In respect of any Debentures so surrendered for exchange, the Company shall execute, the Trustee shall authenticate and such office or agency shall deliver in exchange therefor the Debenture or Debentures which the Debentureholder making the exchange shall be entitled to receive, bearing numbers not contemporaneously outstanding.

                  (b) The Company shall keep, or cause to be kept, at its office or agency designated for such purpose a register or registers (herein referred to as the "Debenture Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall register the Debentures and the transfers of Debentures as in this Article provided and which at all reasonable times shall be open for inspection by the Trustee. The registrar for the purpose of registering Debentures and transfer of Debentures as herein provided shall be appointed as authorized by Board Resolution (the "Debenture Registrar").

                  Upon surrender for transfer of any Debenture at the office or agency of the Trustee designated for such purpose in the Borough of Manhattan, the City and State of New York, the Company shall execute, the Trustee shall authenticate and such office or agency shall deliver in the name of the transferee or transferees a new Debenture or Debentures as the Debenture presented for a like aggregate principal amount.

                  All Debentures presented or surrendered for exchange or registration of transfer, as provided in this Section, shall be accompanied (if so required by the Company or the Debenture Registrar) by a written instrument or instruments of transfer, in form satisfactory to the Company or the Debenture Registrar, duly executed by the registered holder or by the registered holder's duly authorized attorney in writing.

                  (c) No service charge shall be made for any exchange or registration of transfer of Debentures, or issue of new Debentures in case of partial redemption, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge in relation thereto, other than exchanges pursuant to Section 2.08, the second paragraph of Section 3.03 and
Section 9.04 not involving any transfer.

                  (d) The Company shall not be required (i) to issue, exchange or register the transfer of any Debentures during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of less than all the outstanding Debentures and ending at the close of business on the day of such mailing, nor (ii) to register the transfer of or exchange any Debentures or portions thereof called for redemption. The provisions of this Section 2.08 are, with respect to any Global Debenture, subject to Section 2.14 hereof.

         SECTION 2.09 Temporary Debentures. At all times prior to distribution of Debentures to the holders of Trust Preferred Securities, and, upon such distribution, pending the preparation of definitive Debentures, the Company may execute, and the Trustee shall authenticate and make available for delivery, temporary Debentures (printed, lithographed or typewritten) of any authorized denomination, and substantially in the form of the definitive Debentures in lieu of which they are issued, but with such omissions, insertions and variations as may be appropriate for temporary Debentures, all as may be determined by the Company. Every temporary Debenture shall be executed by the Company and be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with like effect, as the definitive Debentures. Upon distribution of Debentures to the holders of Trust Preferred Securities, without unnecessary delay the Company will execute and will furnish definitive Debentures and thereupon any or all temporary Debentures may be surrendered in exchange therefor (without charge to the holders), at the office or agency of the Trustee designated for the purpose in the Borough of Manhattan, the City and State of New York, and the Trustee shall authenticate and such office or agency shall deliver in exchange for such temporary Debentures an equal aggregate principal amount of definitive Debentures of such series, unless the Company advises the Trustee to the effect that definitive Debentures need not be executed and furnished until further notice from the Company. Until so exchanged, the temporary Debentures shall be entitled to the same benefits under this Indenture as definitive Debentures authenticated and delivered hereunder.

         SECTION 2.10 Replacement of Debentures. In case any temporary or definitive Debenture shall become mutilated or be destroyed, lost or stolen, the Company (subject to the next succeeding sentence) shall execute, and upon its request the Trustee (subject as aforesaid) shall authenticate and make available for delivery, a new Debenture bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated Debenture, or in lieu of and in substitution for the Debenture so destroyed, lost or stolen. In every case the applicant for a substituted Debenture shall furnish to the Company and to the Trustee such security or indemnity as may be required by them to save each of them harmless, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company and to the Trustee evidence to their satisfaction of the destruction, loss or theft of the applicant's Debenture and of the ownership thereof. The Trustee may authenticate any such substituted Debenture and deliver the same upon the written request or authorization of any officer of the Company. Upon the issuance of any substituted Debenture, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. In case any Debenture which has matured or is about to mature shall become mutilated or be destroyed, lost or stolen, the Company may, instead of issuing a substitute Debenture, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated Debenture) if the applicant for such payment shall furnish to the Company and to the Trustee such security or indemnity as they may require to save them harmless, and, in case of destruction, loss or theft, evidence to the satisfaction of the Company and the Trustee of the destruction, loss or theft of such Debenture and of the ownership thereof.

         Every Debenture issued pursuant to the provisions of this Section in substitution for any Debenture which is mutilated, destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Debenture shall be found at any time, or be enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Debentures duly issued hereunder. All Debentures shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, destroyed, lost or stolen Debentures, and shall preclude (to the extent lawful) any and all other rights or remedies, notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

         SECTION 2.11 Cancellation of Surrendered Debentures. All Debentures surrendered for the purpose of payment, redemption, exchange or registration of transfer shall, if surrendered to the Company or any paying agent, be delivered to the Trustee for cancellation, or, if surrendered to the Trustee, shall be canceled by it, and no Debentures shall be issued in lieu thereof except as expressly required or permitted by any of the provisions of this Indenture. On request of the Company, the Trustee shall deliver to the Company canceled Debentures held by the Trustee. In the absence of such request the Trustee may dispose of canceled Debentures in accordance with its standard procedures, provided, however, that the Trustee shall not be required to destroy such cancelled Debentures and deliver a certificate of disposition to the Company. If the Company shall otherwise acquire any of the Debentures, however, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Debentures unless and until the same are delivered to the Trustee for cancellation.

         SECTION 2.12 No Rights of Third Parties. Nothing in this Indenture or in the Debentures, express or implied, shall give or be construed to give to any person, firm or corporation, other than the parties hereto and the holders of the Debentures, any legal or equitable right, remedy or claim under or in respect of this Indenture, or under any covenant, condition or provision herein contained; all such covenants, conditions and provisions being for the sole benefit of the parties hereto and of the holders of the Debentures.

         SECTION 2.13 Authenticating Agent. So long as any of the Debentures remains outstanding there may be an Authenticating Agent for Debentures which the Trustee shall have the right to appoint. Said Authenticating Agent shall be authorized to act on behalf of the Trustee to authenticate Debentures issued upon exchange, transfer or partial redemption thereof, and Debentures so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. All references in this Indenture to the authentication of Debentures by the Trustee shall be deemed to include authentication by an Authenticating Agent except for authentication upon original issuance or pursuant to Section
2.07 hereof. Each Authenticating Agent shall be acceptable to the Company and shall be a corporation which has a combined capital and surplus, as most recently reported or determined by it, sufficient under the laws of any jurisdiction under which it is organized or in which it is doing business to conduct a trust business, and which is otherwise authorized under such laws to conduct such business and is subject to supervision or examination by Federal or State authorities. If at any time any Authenticating Agent shall cease to be eligible in accordance with these provisions, it shall resign immediately.

         Any Authenticating Agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time (and upon request by the Company shall) terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and to the Company. Upon resignation, termination or cessation of eligibility of any Authenticating Agent, the Trustee may appoint an eligible successor Authenticating Agent acceptable to the Company. Any successor Authenticating Agent, upon acceptance of its appointment hereunder, shall become vested with all the rights, powers and duties of its predecessor hereunder as if originally named as an Authenticating Agent pursuant hereto.

         SECTION 2.14 Global Debenture. (a) If the Debentures have been distributed to the holders of Trust Preferred Securities, Debentureholders may elect to hold such Debentures through the Depository, in which event the Company shall execute and the Trustee shall, in accordance with Section 2.07, authenticate and deliver, one or more Global Debentures which (i) shall represent, and shall be denominated in an aggregate amount equal to the aggregate principal amount of, all Debentures to be so held, (ii) shall be registered in the name of the Depository or its nominee, (iii) shall be delivered by the Trustee to the Depository or pursuant to the Depository's instruction and (iv) shall bear a legend substantially to the following effect:
"Except as otherwise provided in Section 2.14 of the Indenture, this Debenture may be transferred, in whole but not in part, only to another nominee of the Depository or to a successor Depository or to a nominee of such successor Depository."

                  (b) Notwithstanding the provisions of Section 2.08, the Global Debenture may be transferred, in whole but not in part and in the manner provided in Section 2.08, only to another nominee of the Depository for such series, or to a successor Depository for such series selected or approved by the Company or to a nominee of such successor Depository.

                  (c) If at any time the Depository notifies the Company that it is unwilling or unable to continue as Depository for such series or if at any time the Depository shall no longer be registered or in good standing under the Exchange Act, or other applicable statute or regulation and a successor Depository is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such condition, as the case may be, this Section 2.14 shall no longer be applicable to the Debentures and the Company will execute, and subject to Section 2.08, the Trustee will authenticate and make available for delivery Debentures in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Debentures in exchange for such Global Debenture. In addition, the Company may at any time determine that the Debentures shall no longer be represented by one or more Global Debentures and that the provisions of this

Section 2.14 shall no longer apply to the Debentures. In such event the Company will execute and subject to Section 2.08, the Trustee, upon receipt of an Officers' Certificate evidencing such determination by the Company, will authenticate and deliver Debentures in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Debentures in exchange for such Global Debentures. Upon the exchange of the Global Debentures for such Debentures in definitive registered form without coupons, in authorized denominations, the Global Debentures shall be canceled by the Trustee. Such Debentures in definitive registered form issued in exchange for the Global Debentures pursuant to this Section 2.14(c) shall be registered in such names and in such authorized denominations as the Depository, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall make available for delivery such Debentures to the Depository for delivery to the persons in whose names such Debentures are so registered.

         SECTION 2.15 CUSIP Numbers. The Company in issuing Debentures may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Debentureholders; provided, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Debentures or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Debentures, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the CUSIP numbers.

                                  ARTICLE THREE

                        OPTIONAL REDEMPTION OF DEBENTURES

         SECTION 3.01 Optional Redemption. Except as provided in Section 3.02, the Debentures may not be redeemed by the Company prior to __________, 2002. Subject to the terms of this Article Three, the Company shall have the right to redeem the Debentures, in whole or in part, from time to time, on or after __________, 2002, at a redemption price equal to 100% of the principal amount to be redeemed plus any accrued and unpaid interest thereon, including Compounded Interest, if any, to the date of such redemption (the "Optional Redemption Price"). Any redemption pursuant to this paragraph will be made upon not less than 30 nor more than 60 days' notice, at the Optional Redemption Price.

         SECTION 3.02 Redemption upon Tax Event; Shortening of Stated Maturity. If, at any time, a Tax Event (as defined below) shall occur or be continuing after receipt of a Dissolution Tax Opinion (as defined below) and (i) the Regular Trustees of the Trust and the Company shall have received an opinion (a "Redemption Tax Opinion") of a nationally recognized independent tax counsel experienced in such matters that, as a result of a Tax Event, there is more than an insubstantial risk that the Company would be precluded from deducting the interest on the Debentures for United States federal income tax purposes even if the Debentures were distributed to the holders of Trust

Preferred Securities and Common Securities in liquidation of such holder's interest in the Trust as set forth in the Declaration or if the Corporation shortened the Stated Maturity of the Debentures as described in the last sentence of this paragraph (ii) the Regular Trustees shall have been informed by such tax counsel that a No Recognition Opinion (as defined below) cannot be delivered to the Trust, the Company shall have the right at any time, upon not less than 30 nor more than 60 days notice, to redeem the Debentures in whole or in part for cash at a redemption price equal to 101% of the principal amount of the Debentures if the Redemption occurs prior to ____________, 2002 or 100% thereafter, within 90 days following the occurrence of such Tax Event; provided, however, that, if at the time there is available to the Company or the Trustee, on behalf of the Trust the opportunity to eliminate, within such 90 day period, the Tax Event by taking some ministerial action ("Ministerial Action"), such as filing a form or making an election, or pursuing some other similar reasonable measure, which has no adverse effect on the Trust, the Company or the holders of the Trust Preferred Securities, the Company or the Trustee on behalf of the Trust will pursue such measure in lieu of redemption and provided further that the Company shall have no right to redeem the Debentures while the Regular Trustees on behalf of SunSource Capital Trust are pursuing any such Ministerial Action. In addition to taking any Ministerial Action, if a Tax Event occurs and is continuing and in the opinion of nationally recognized independent tax counsel to the Trust, there would in all cases, after effecting the termination of the Trust and the distribution of the Debentures to the holders of the Trust Preferred Securities in exchange therefor upon liquidation of the Trust, be more than an insubstantial risk that the Tax Event would continue, then the Corporation shall have the right to shorten the stated maturity of the Debentures to the latest date permissible without adversely affecting the deductibility of interest payable on the Debentures, but not earlier than ______________, 2002 (and thereby cause the Trust Preferred Securities to be redeemed on such earlier date) such that, in the opinion of nationally recognized independent tax counsel to the Trust, after advancing the stated maturity of the Debentures, interest paid on the Debentures will be deductible by the Corporation for federal income tax purposes.


         "Tax Event" means that the Company and the Regular Trustees shall have obtained an opinion of nationally recognized independent tax counsel experienced in such matters (a "Dissolution Tax Opinion") to the effect that on or after the Effective Time, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, (b) any amendment to, or change in, an interpretation or application of any such laws or regulations by any legislative body, court, governmental agency or regulatory authority (including the enactment of any legislation and the publication of any judicial decision or regulatory determination), (c) any interpretation or pronouncement that provides for a position with respect to such laws or regulations that differs from the theretofore generally accepted position or (d) any action taken by any governmental agency or regulatory authority, which amendment or change is enacted, promulgated, issued or announced or which interpretation or pronouncement is issued or announced or which action is taken, in each case on or after the Effective Time, there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days of the date thereof, subject to United States federal income tax with respect to income accrued or received on the Debentures, (ii) the Trust is, or will be within 90 days of the date thereof, subject to more than a de minimis amount of taxes, duties or other governmental charges or (iii) interest payable by the Company to the Trust on the Debentures is not, or within 90 days of the date thereof will not be, deductible by the Company for United States federal income tax purposes.

         "No Recognition Opinion" means an opinion of a nationally recognized independent tax counsel experienced in such matters, which opinion may rely on any then applicable published revenue ruling of the Internal Revenue Service, to the effect that the holders of the Trust Preferred Securities will not recognize any gain or loss for United States federal income tax purposes as a result of a dissolution of the Trust and distribution of the Debentures as provided in the Declaration.

         SECTION 3.03 Notice of Redemption. (a) In case the Company shall desire to exercise such right to redeem all or, as the case may be, a portion of the Debentures in accordance with the right reserved so to do, it shall give notice of such redemption to holders of the Debentures to be redeemed by mailing, first class postage prepaid, a notice of such redemption not less than 30 days and not more than 60 days before the date fixed for redemption to such holders at their last addresses as they shall appear upon the Debenture Register. Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the registered holder receives the notice. In any case, failure duly to give such notice to the holder of any Debenture designated for redemption in whole or in part, or any defect in the notice, shall not affect the validity of the proceedings for the redemption of any other Debentures. In the case of any redemption of Debentures prior to the expiration of any restriction on such redemption provided in the terms of such Debentures or elsewhere in this Indenture, the Company shall furnish the Trustee with an Officers' Certificate evidencing compliance with any such restriction.

         Each such notice of redemption shall include the CUSIP numbers of Debentures to be redeemed and shall specify the date fixed for redemption and the redemption price at which Debentures are to be redeemed, and shall state that payment of the redemption price of such Debentures to be redeemed will be made at the office or agency of the Trustee in the Borough of Manhattan, the City and State of New York, upon presentation and surrender of such Debentures, that interest accrued to the date fixed for redemption will be paid as specified in said notice, and that from and after said date interest will cease to accrue. If less than all the Debentures are to be redeemed, the notice to the holders of Debentures to be redeemed in whole or in part shall specify the particular Debentures to be so redeemed. In case any Debenture is to be redeemed in part only, the notice which relates to such Debenture shall state the portion of the principal amount thereof to be redeemed, and shall state that on and after the redemption date, upon surrender of such Debenture, a new Debenture or Debentures in principal amount equal to the unredeemed portion thereof will be issued.

         By 10:00 a.m., New York City time, on the redemption date, the Company will deposit irrevocably with the Trustee funds sufficient to pay the applicable redemption price and will give irrevocable instructions and authority to pay such redemption price to the holders of the Debentures.

         (b) If less than all the Debentures are to be redeemed, the Company shall give the Trustee at least 45 days notice in advance of the date fixed for redemption as to the aggregate principal amount of Debentures to be redeemed, and thereupon the Trustee shall select, by lot or in such other manner as it shall deem appropriate and fair in its discretion and which may provide for the selection of a portion or portions (equal to $25 or any integral multiple thereof) of the principal amount of such Debentures of a denomination larger than $25, the Debentures to be redeemed and shall thereafter promptly notify the Company in writing of the numbers of the Debentures to be redeemed, in whole or in part.

         The Company may, if and whenever it shall so elect, by delivery of instructions signed on its behalf by its Chairman, President or any Vice President, instruct the Trustee or any paying agent to call all or any part of the Debentures for redemption and to give notice of redemption in the manner set forth in this Section, such notice to be in the name of the Company or its own name as the Trustee or such paying agent may deem advisable. In any case in which notice of redemption is to be given by the Trustee or any such paying agent, the Company shall deliver or cause to be delivered to, or permit to remain with, the Trustee or such paying agent, as the case may be, such Debenture Register, transfer books or other records, or suitable copies or extracts therefrom, sufficient to enable the Trustee or such paying agent to give any notice by mail that may be required under the provisions of this Section.

         SECTION 3.04 Surrender of Debentures. (a) If the giving of notice of redemption shall have been completed as above provided, the Debentures or portions of Debentures to be redeemed specified in such notice shall become due and payable on the date and at the place stated in such notice at the applicable redemption price, together with interest (including Compounded Interest) accrued to the date fixed for redemption and interest on such Debentures or portions of Debentures shall cease to accrue on and after the date fixed for redemption, unless the Company shall default in the payment of such redemption price and accrued interest with respect to any such Debenture or portion thereof. On presentation and surrender of such Debentures on or after the date fixed for redemption at the place of payment specified in the notice, said Debentures shall be paid and redeemed at the applicable redemption price, together with interest (including Compounded Interest) accrued thereon to the date fixed for redemption (but if the date fixed for redemption is an Interest Payment Date, the interest installment payable on such date shall be payable to the registered holder at the close of business on the applicable record date pursuant to
Section 2.03).

                  (b) Upon presentation of any Debenture which is to be redeemed in part only, the Company shall execute and the Trustee shall authenticate and the office or agency where the Debenture is presented shall deliver to the holder thereof, at the expense of the Company, a new Debenture or Debentures, of authorized denominations in principal amount equal to the unredeemed portion of the Debenture so presented.


                                  ARTICLE FOUR

                       PARTICULAR COVENANTS OF THE COMPANY

The Company covenants and agrees as follows:

         SECTION 4.01 Payments of Principal and Interest. The Company will duly and punctually pay or cause to be paid the principal of (and premium, if any) and interest on the Debentures at the time and place and in the manner provided herein and established with respect to the Debentures.

         SECTION 4.02 Maintain Office or Agency. So long as the Debentures remain outstanding, the Company agrees to maintain an office or agency with respect to the Debentures, where (i) Debentures may be presented for payment,
(ii) Debentures may be presented as hereinabove authorized for registration of transfer and exchange, and (iii) notices and demands to or upon the Company in respect of the Debentures and this Indenture may be given or served, such designation to continue with respect to such office or agency until the Company shall, by written notice signed by its Chairman, President or a Vice President and delivered to the Trustee, designate some other office or agency for such purposes or any of them. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, notices and demands.

         SECTION 4.03 Appointment of Paying Agent. (a) If the Company shall appoint one or more paying agents for the Debentures, other than the Trustee, the Company will cause each such paying agency to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section:

                  (1) that it will hold all sums held by it as such agent for the payment of the principal of (and premium, if any) or interest on the Debentures (whether such sums have been paid to it by the Company or by any other obligor of such Debentures) in trust for the benefit of the persons entitled thereto:

                  (2) that it will give the Trustee notice of any failure by the Company (or by any other obligor of such Debentures) to make any payment of the principal of (and premium, if any) or interest on the Debentures when the same shall be due and payable;

                  (3) that it will, at any time during the continuance of any failure referred to in the preceding paragraph (a)(2) above, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such paying agent; and

                  (4) that it will perform all other duties of paying agent as set forth in this Indenture.

                  (b) If the Company shall act as its own paying agent with respect to any series of the Debentures, it will on or before each due date of the principal of (and premium, if any) or interest on Debentures, set aside, segregate and hold in trust for the benefit of the persons entitled thereto a sum sufficient to pay such principal (and premium, if any) or interest so becoming due on Debentures until such sums shall be paid to such persons or otherwise disposed of as herein provided and will promptly notify the Trustee of such action, or any failure (by it or any other obligor on such Debentures) to take such action. Whenever the Company shall have one or more paying agents, it will, by 10:00 a.m., New York City time, on each due date of the principal of (and premium, if any) or interest on any Debentures, deposit with the paying agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the persons entitled to such principal, premium or interest, and (unless such paying agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

                  (c) Anything in this Section to the contrary notwithstanding,
(i) the agreement to hold sums in trust as provided in this Section is subject to the provisions of Section 11.04, and (ii) the Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or direct any paying agent to pay, to the Trustee all sums held in trust by the Company or such paying agent, such sums to be held by the Trustee upon the same terms and conditions as those upon which such sums were held by the Company or such paying agent; and, upon such payment by any paying agent to the Trustee, such paying agent shall be released from all further liability with respect to such money.

         SECTION 4.04 Appointment of Trustee. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 7.10, a Trustee, so that there shall at all times be a Trustee hereunder.

         SECTION 4.05 Restrictions upon Dividends, Redemptions, etc. So long as any Trust Preferred Securities remain outstanding, the Company will not declare or pay any dividend on, or redeem, purchase, acquire or make a distribution or liquidation payment with respect to, any of its common stock or preferred stock, or make any guarantee payments with respect thereto, if at such time (i) the Company shall be in default with respect to its Guarantee Payments (as defined in the Guarantee Agreement) or other payment obligations under the Guarantee Agreement, (ii) there shall have occurred any Event of Default hereunder or
(iii) the Company shall have given notice of its selection of an Extension Period and such Period, or any extension thereof, is continuing.

         SECTION 4.06 Listing of Debentures. In connection with the distribution of the Debentures to the holders of the Trust Preferred Securities, the Company will use its best efforts to list such Debentures on the New York Stock Exchange or on such other exchange as the Trust Preferred Securities are then listed and traded.

         SECTION 4.07 Compliance with Declaration. The Company covenants and agrees for the benefit of the holders of the Trust Preferred Securities to comply fully with all of its obligations and agreements under the Declaration, including, without limitation, its obligations under Article IV thereof.

         SECTION 4.08 Transfer of Trust Common Securities. Prior to the distribution of Debentures to the holders of Trust Preferred Securities and for so long as the Trust Preferred Securities remain outstanding, the Company covenants and agrees for the benefit of the holders of the Preferred Securities
(i) not to cause or permit the Trust Common Securities to be transferred except as permitted by the Declaration, (ii) to comply fully with all of its obligations contained in the Declaration and (iii) not to take any action which would cause the Trust to cease to be treated as a grantor trust for United States federal income tax purposes, except in connection with a distribution of the Debentures as provided in the Declaration.


                                  ARTICLE FIVE

                     DEBENTUREHOLDERS' LISTS AND REPORTS BY
                           THE COMPANY AND THE TRUSTEE

         SECTION 5.01 List of Debentureholders. The Company will furnish or cause to be furnished to the Trustee (a) on a monthly basis on each regular record date (as defined in Section 2.03) a list, in such form as the Trustee may reasonably require, of the names and addresses of the holders of Debentures as of such regular record date, provided, that the Company shall not be obligated to furnish or cause to furnish such list at any time that the list shall not differ in any respect from the most recent list furnished to the Trustee by the Company and (b) at such other times as the Trustee may request in writing within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished; provided, however, no such list need be furnished for any series for which the Trustee shall be the Debenture Registrar.

         SECTION 5.02 Preservation and Disclosure of List. (a) The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the holders of Debentures contained in the most recent list furnished to it as provided in Section 5.01 and as to the names and addresses of holders of Debentures received by the Trustee in its capacity as Debenture Registrar (if acting in such capacity).

                  (b) The Trustee may destroy any list furnished to it as provided in Section 5.01 upon receipt of a new list so furnished.

                  (c) In case three or more holders of Debentures (hereinafter referred to as "applicants") apply in writing to the Trustee, and furnish to the Trustee reasonable proof that each such applicant has owned a Debenture for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other holders of Debentures or holders of all Debentures with respect to their rights under this Indenture or under such Debentures, and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Trustee shall within five business days after the receipt of such application, at its election, either:

                  (1) afford to such applicants access to the information preserved at the time by the Trustee in accordance with the provisions of subsection (a) of this Section 5.02; or

                  (2) inform such applicants as to the approximate number of holders of

Debentures whose names and addresses appear in the information preserved at the time by the Trustee, in accordance with the provisions of subsection (a) of this
Section 5.02, and as to the approximate cost of mailing to such Debentureholders the form of proxy or other communication, if any, specified in such application.

                  (d) If the Trustee shall elect not to afford such applicants access to such information, the Trustee shall, upon the written request of such applicants, mail to each holder of Debentures whose name and address appears in the information preserved at the time by the Trustee in accordance with the provisions of subsection (a) of this Section 5.02, a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing, unless within five days after such tender, the Trustee shall mail to such applicants and file with the Securities and Exchange Commission (the "Commission"), together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interests of the holders of Debentures, or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If the Commission, after opportunity for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections or if, after the entry of an order sustaining one or more of such objections, the Commission shall find, after notice and opportunity for hearing, that all the objections so sustained have been met and shall enter an order so declaring, the Trustee shall mail copies of such material to all such Debentureholders with reasonable promptness after the entry of such order and the renewal of such tender; otherwise, the Trustee shall be relieved of any obligation or duty to such applicants respecting their application.

                  (e) Each and every holder of the Debentures, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any paying agent nor any Debenture Registrar shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the holders of Debentures in accordance with the provisions of subsection (b) of this Section, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under said subsection (b).

         SECTION 5.03 Documents Provided to Trustee. (a) The Company covenants and agrees to file with the Trustee, within 15 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15 (d) of the Exchange Act; or, if the Company is not required to file information, documents or reports pursuant to either of such sections, then to file with the Trustee and the Commission in accordance with the rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act, in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations.

                  (b) The Company covenants and agrees to file with the Trustee and the Commission, in accordance with the rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants provided for in this Indenture as may be required from time to time by such rules and regulations.

                  (c) The Company covenants and agrees to transmit by mail, first class postage prepaid, or reputable over-night delivery service which provides for evidence of receipt, to the Debentureholders, as their names and addresses appear upon the Debenture Register, within 30 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Company pursuant to subsections (a) and (b) of this Section as may be required by rules and regulations prescribed from time to time by the Commission.

                  (d) The Company covenants and agrees to furnish to the Trustee, on or before April 15 in each calendar year in which any of the Debentures are outstanding, or on or before such other day in each calendar year as the Company and the Trustee may from time to time agree upon, a Certificate as to such officer's knowledge of the Company's compliance with all conditions and covenants under this Indenture. For purposes of this subsection (d), such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture.

         SECTION 5.04 Information to Debentureholders. (a) On or before August 1 in each year in which any of the Debentures are outstanding, the Trustee shall transmit by mail, first class postage prepaid, to the Debentureholders, as their names and addresses appear upon the Debenture Register, a brief report dated as of the preceding June 1, with respect to any of the following events which may have occurred within the previous twelve months (but if no such event has occurred within such period no report need be transmitted):

                  (1) any change to its eligibility under Section 7.09, and its qualifications under Section 7.08;

                  (2) the creation of or any material change to a relationship specified in paragraphs (1) through (10) of subsection (c) of Section 7.08;

                  (3) the character and amount of any advances (and if the Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee (as such) which remain unpaid on the date of such report, and for the reimbursement of which it claims or may claim a lien or charge, prior to that of the Debentures, on any property or funds held or collected by it as Trustee if such advances so remaining unpaid aggregate more than 1/2 of 1% of the principal amount of the Debentures outstanding on the date of such report;

                  (4) any change to the amount, interest rate, and maturity date of all other indebtedness owing by the Company, or by any other obligor on the Debentures, to the Trustee in its individual capacity, on the date of such report, with a brief description of any property held as collateral security therefor, except any indebtedness based upon a creditor relationship arising in any manner described in paragraph (2), (3), (4), or (6) of subsection (b) of
Section 7.13;

                  (5) any change to the property and funds, if any, physically in the possession of the Trustee as such on the date of such report;

                  (6) any release, or release and substitution, of property subject to the lien of this Indenture (and the consideration thereof, if any) which it has not previously reported;

                  (7) any additional issue of Debentures which the Trustee has not previously reported; and

                  (8) any action taken by the Trustee in the performance of its duties under this Indenture which it has not previously reported and which in its opinion materially affects the Debentures or the Debentures of any series, except any action in respect of a default, notice of which has been or is to be withheld by it in accordance with the provisions of Section 6.07.

                  (b) The Trustee shall transmit by mail, first class postage prepaid, to the Debentureholders, as their names and addresses appear upon the Debenture Register, a brief report with respect to the character and amount of any advances (and if the Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee as such since the date of the last report transmitted pursuant to the provisions of subsection (a) of this Section (or if no such report has yet been so transmitted, since the date of execution of this Indenture), for the reimbursement of which it claims or may claim a lien or charge prior to that of the Debentures on property or funds held or collected by it as Trustee, and which it has not previously reported pursuant to this subsection if such advances remaining unpaid at any time aggregate more than 10% of the principal amount of Debentures outstanding at such time, such report to be transmitted within 90 days after such time.

                  (c) A copy of each such report shall, at the time of such transmission to Debentureholders, be filed by the Trustee with the Company, with each stock exchange upon which any Debentures are listed (if so listed) and also with the Commission. The Company agrees to notify the Trustee when any Debentures become listed on any stock exchange.

                                   ARTICLE SIX

        REMEDIES OF THE TRUSTEE AND DEBENTUREHOLDERS ON EVENT OF DEFAULT

         SECTION 6.01 Events of Default. (a) Whenever used herein with respect to Debentures, "Event of Default" means any one or more of the following events which has occurred and is continuing:

                  (1) default in the payment of any installment of interest upon any of the Debentures, as and when the same shall become due and payable, and continuance of such default for a period of 30 days; provided, however, that a valid extension of an interest payment period by the Company in accordance with the terms hereof, shall not constitute a default in the payment of interest for this purpose;

                  (2) default in the payment of the principal of (or premium, if any, on) any of the Debentures as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise;

                  (3) failure on the part of the Company duly to observe or perform any other of the covenants or agreements on the part of the Company contained in such Debentures or otherwise established with respect to such Debentures or contained in this Indenture for a period of 90 days after the date on which written notice of such failure, requiring the same to be remedied and stating that such notice is a "Notice of Default" hereunder, shall have been given to the Company by the Trustee, by registered or certified mail, or to the Company and the Trustee by the holders of at least 25% in principal amount of the Debentures at the time outstanding;

                  (4) a decree or order by a court having jurisdiction in the premises shall have been entered adjudging the Company as bankrupt or insolvent, or approving as properly filed a petition seeking liquidation or reorganization of the Company under the Federal Bankruptcy Code or any other similar applicable Federal or State law, and such decree or order shall have continued unvacated and unstayed for a period of 90 days; or an involuntary case shall be commenced under such Code in respect of the Company and shall continue undismissed for a period of 90 days or an order for relief in such case shall have been entered; or a decree or order of a court having jurisdiction in the premises shall have been entered for the appointment on the ground of insolvency or bankruptcy of a receiver or custodian or liquidator or Trustee or assignee in bankruptcy or insolvency of the Company or of its property, or for the winding up or liquidation of its affairs, and such decree or order shall have remained in force unvacated and unstayed for a period of 90 days; or

                  (5) the Company shall institute proceedings to be adjudicated a voluntary bankrupt, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking liquidation or reorganization under the Federal Bankruptcy

Code or any other similar applicable Federal or State law, or shall consent to the filing of any such petition, or shall consent to the appointment on the ground of insolvency or bankruptcy of a receiver or custodian or liquidator or Trustee or assignee in bankruptcy or insolvency of it or of its property, or shall make an assignment for the benefit of creditors.

                  (b) In each and every such case, unless the principal of all the Debentures of that series shall have already become due and payable, either the Trustee or the holders of not less than 25% in aggregate principal amount of the Debentures then outstanding hereunder, by notice in writing to the Company (and to the Trustee if given by such Debentureholders), may declare the principal of all the Debentures to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, anything contained in this Indenture or in the Debentures to the contrary notwithstanding.

                  (c) Section 6.01(b), however, is subject to the condition that if, at any time after the principal of the Debentures shall have been so declared due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay all matured installments of interest upon all the Debentures and the principal of (and premium, if any, on) any and all Debentures that shall have become due otherwise than by acceleration (with interest upon such principal and premium, if any, and, to the extent that such payment is enforceable under applicable law, upon overdue installments of interest, at the rate per annum expressed in the Debentures to the date of such payment or deposit) and the amount payable to the Trustee under Section 7.06, and any and all defaults under the Indenture, other than the nonpayment of principal on Debentures which shall not have become due by their terms, shall have been remedied or waived as provided in Section
6.06 then and in every such case the holders of a majority in aggregate principal amount of the Debentures then outstanding (subject to, in the case of Debentures held as trust assets of the Trust and with respect to which a Security Exchange has not theretofore occurred, such consent of the holders of the Preferred Securities and the Common Securities of the Trust as may be required under the Declaration), by written notice to the Company and to the Trustee, may rescind and annul such declaration and its consequences with respect to the Debentures; but no such rescission and annulment shall extend to or shall affect any subsequent default, or shall impair any right consequent thereon.

                  (d) In case the Trustee shall have proceeded to enforce any right with respect to the Debentures and such proceedings shall have been discontinued or abandoned because of such rescission or annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company and the Trustee shall be restored respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Company and the Trustee shall continue as though no such proceedings had been taken.

                  (e) If, prior to a Security Exchange with respect to the Debentures of any series, a Default with respect to the Debentures of such series shall have occurred, the Company expressly acknowledges that under the circumstances set forth in the Declaration, any holder of Preferred

Securities of the Trust may enforce directly against the Company the applicable Property Trustee's rights hereunder. In furtherance of the foregoing and for the avoidance of any doubt, the Company acknowledges that, under the circumstances described in the Declaration, any such holder of Preferred Securities, in its own name, in the name of the Trust or in the name of the holders of the Preferred Securities issued by the Trust, may institute or cause to be instituted a proceeding, including, without limitation, any suit in equity, an action at law or other judicial or administrative proceeding, to enforce the applicable Property Trustee's rights hereunder directly against the Company as issuer of the applicable series of Debentures, and may prosecute such proceeding to judgment or final decree, and enforce the same against the Company.

         SECTION 6.02 Payment by the Company. (a) The Company covenants that (1) in case default shall be made in the payment of any installment of interest on any of the Debentures as and when the same shall have become due and payable, and such default shall have continued for a period of ten business days, or (2) in case default shall be made in the payment of the principal of (or premium, if any, on) any of the Debentures when the same shall have become due and payable, whether upon maturity of the Debentures or upon redemption or upon declaration or otherwise, then, upon demand of the Trustee, the Company will pay to the Trustee, for the benefit of the holders of the Debentures, the whole amount that then shall have become due and payable on all such Debentures for principal (and premium, if any) or interest, or both, as the case may be, with interest upon the overdue principal (and premium, if any) and (to the extent that payment of such interest is enforceable under applicable law and without duplication of any other amounts paid by the Company or the Trust in respect thereof) upon overdue installments of interest at the rate per annum expressed in the Debentures; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, and the amount payable to the Trustee under
Section 7.06.

                  (b) In case the Company shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as Trustee of an express trust, shall be entitled and empowered to institute any action or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Company or other obligor upon the Debentures and collect in the manner provided by law out of the property of the Company or other obligor upon the Debentures wherever situated the moneys adjudged or decreed to be payable.

                  (c) In case of any receivership, insolvency, liquidation, bankruptcy, reorganization, readjustment, arrangement, composition or other judicial proceedings affecting the Company, any other obligor on such Debentures, or the creditors or property of either, the Trustee shall have the power to intervene in such proceedings and take any action therein that may be permitted by the court and shall (except as may be otherwise provided by law) be entitled to file such proofs of claim and other papers and documents as may be necessary or advisable in order to have the claims of the Trustee and of the holders of Debentures allowed for the entire amount due and payable by the Company or such other obligor under the Indenture at the date of institution of such proceedings and for any additional amount which may become due and payable by the Company or such other obligor after such date, and to collect and receive any moneys or other property payable or deliverable on any such claim, and to distribute the same after the deduction of the amount payable to the Trustee under Section 7.06; and any receiver, assignee or Trustee in bankruptcy or reorganization is hereby authorized by each of the holders of Debentures to make such payments to the Trustee, and, in the event that the Trustee shall consent to the making of such payments directly to such Debentureholders, to pay to the Trustee any amount due it under Section 7.06.

                  (d) All rights of action and of asserting claims under this Indenture, or under any of the terms established with respect to Debentures, may be enforced by the Trustee without the possession of any of such Debentures, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as Trustee of an express trust, and any recovery of judgment shall, after provision for payment to the Trustee of any amounts due under Section 7.06, be for the ratable benefit of the holders of the Debentures.

         In case of an Event of Default hereunder, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either at law or in equity or in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in the Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

         Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Debentureholder any plan of reorganization, arrangement, adjustment or composition affecting the Debentures or the rights of any holder thereof or to authorize the Trustee to vote in respect of the claim of any Debentureholder in any such proceeding.

         SECTION 6.03 Application of Payments. Any moneys collected by the Trustee pursuant to Section 6.02 shall be applied in the order following, at the date or dates fixed by the Trustee and, in case of the distribution of such moneys on account of principal (or premium, if any) or interest, upon presentation of the several Debentures of that series, and stamping thereon the payment, if only partially paid, and upon surrender thereof if fully paid:

         FIRST: To the payment of costs and expenses of collection and of all amounts payable to the Trustee under Section 7.06;

         SECOND: To the payment of the amounts then due and unpaid upon Debentures for principal (and premium, if any) and interest, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Debentures for principal (and premium, if any) and interest, respectively; and

         THIRD:  To the Company.

         SECTION 6.04 Limitation on Suits. No holder of any Debenture shall have any right by virtue or by availing of any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture or for the appointment of a receiver or Trustee, or for any other remedy hereunder, unless such holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof with respect to Debentures specifying such Event of Default, as hereinbefore provided, and unless also the holders of not less than 25% in aggregate principal amount of the Debentures then outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee for 60 days after its receipt of such notice, request and offer of indemnity, shall have failed to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by the taker and holder of every Debenture with every other such taker and holder and Trustee, that no one or more holders of Debentures shall have any right in any manner whatsoever by virtue or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of the holders of any other of such Debentures, or to obtain or seek to obtain priority over or preference to any other such holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all holders of Debentures. For the protection and enforcement of the provisions of this Section, each and every Debentureholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

         Notwithstanding any other provisions of this Indenture, however, the right of any holder of any Debenture to receive payment of the principal of (and premium, if any) and interest on such Debenture, as therein provided, on or after the respective due dates expressed in such Debenture (or in the case of redemption, on the redemption date), or to institute suit for the enforcement of any such payment on or after such respective dates or redemption date, shall not be impaired or affected without the consent of such holder.

         SECTION 6.05 Remedies Cumulative; Waivers. (a) All powers and remedies given by this Article to the Trustee or to the Debentureholders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any others thereof or of any other powers and remedies available to the Trustee or the holders of the debentures, by judicial proceedings or otherwise, to enforce performance or observance of the covenants and agreements contained in this Indenture or otherwise established with respect to such Debentures.

                  (b) No delay or omission of the Trustee or of any holder of any of the Debentures to exercise any right or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or power, or shall be construed to be a waiver of any such default or an acquiescence therein; and, subject to the provisions of Section 6.04, every power and remedy given by this Article or by law to the Trustee or to the Debentureholders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Debentureholders.

         SECTION 6.06 Direction by Debentureholders. The holders of a majority in aggregate principal amount of the Debentures at the time outstanding, determined in accordance with Section 8.04 (with, in the case of any series of Debentures held as trust assets of the Trust and with respect to which a Security Exchange has not theretofore occurred, such consent of holders of the Trust Preferred Securities and the Trust Common Securities of the Trust as may be required under the Declaration), shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to such series; provided, however, that such direction shall not be in conflict with any rule of law or with this Indenture or unduly prejudicial to the rights of holders of Debentures at the time outstanding determined in accordance with
Section 8.04 not parties thereto. Subject to the provisions of Section 7.01, the Trustee shall have the right to decline to follow any such direction if the Trustee in good faith shall, by a Responsible Officer or Officers of the Trustee, determine that the proceeding so directed would involve the Trustee in personal liability. The holders of a majority in aggregate principal amount of the Debentures at the time outstanding affected thereby, determined in accordance with section 8.04 (with, in the case of any series of Debentures held as trust assets of the Trust and with respect to which a Security Exchange has not theretofore occurred, such consent of holders of the Trust Preferred Securities and the Trust Common Securities of the Trust as may be required under the Declaration), may on behalf of the holders of all of the Debentures waive any past default in the performance of any of the covenants contained herein or established pursuant to section 2.01 and its consequences, except a default in the payment of the principal of, or premium, if any, or interest on, any of the Debentures as and when the same shall become due by the terms of such Debentures otherwise than by acceleration (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal and any premium has been deposited with the Trustee (in accordance with Section 6.01(c)) or a call for redemption of Debentures or a default in respect of a covenant or provision hereof which under Article 9 cannot be modified or amended without the consent of the Debentureholder of each outstanding security affected thereby. Upon any such waiver, the default covered thereby shall be deemed to be cured for all purposes of this Indenture and the Company, the Trustee and the holders of the Debentures shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

         SECTION 6.07 Notice of Defaults. The Trustee shall, within 90 days after the occurrence of a default, transmit by mail, first class postage prepaid, to the holders of Debentures, as their names and addresses appear upon the Debenture Register, notice of all defaults known to the Trustee, unless such defaults shall have been cured before the giving of such notice (the term "defaults" for the purposes of this Section being hereby defined to be the events specified in subsections (1), (2), (3), (4) and (5) of
Section 6.01(a), not including any periods of grace provided for therein and irrespective of the giving of notice provided for by subsection (3) of Section 6.01(a)); provided, that, except in the case of default in the payment of the principal of (or premium, if any) or interest on any of the Debentures, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, or a trust committee of directors and/or Responsible Officers, of the Trustee in good faith determine that the withholding of such notice is in the interests of the holders of Debentures; provided further, that in the case of any default of the character specified in
Section 6.01(a)(3) with respect to Debentures no such notice to the holders of the Debentures shall be given until at least 30 days after the occurrence thereof.

         The Trustee shall not be deemed to have knowledge of any default, except (i) a default under subsection (a)(1) or (a)(2) of Section 6.01 as long as the Trustee is acting as paying agent or (ii) any default as to which the Trustee shall have received written notice or a Responsible Officer charged with the administration of this Indenture shall have obtained written notice.

         SECTION 6.08 Undertaking to Pay Costs. All parties to this Indenture agree, and each holder of any Debentures by his or her acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Debentureholder, or group of Debentureholders, holding more than 10% in aggregate principal amount of the outstanding Debentures, or to any suit instituted by any Debentureholder for the enforcement of the payment of the principal of (or premium, if any) or interest on any Debenture of such series, on or after the respective due dates expressed in such Debenture or established pursuant to this Indenture.

         SECTION 6.09 Waiver of Usury, Stay or Extension Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

                                  ARTICLE SEVEN

                             CONCERNING THE TRUSTEE

         SECTION 7.01 Duties of Trustee. (a) The Trustee, prior to the occurrence of an Event of Default with respect to Debentures and after the curing of all Events of Default with respect to Debentures which may have occurred, shall undertake to perform with respect to the Debentures such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants shall be read into this Indenture against the Trustee. In case an Event of Default with respect to the Debentures has occurred (which has not been cured or waived), the Trustee shall exercise with respect to the Debentures such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

                  (b) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (1) prior to the occurrence of an Event of Default with respect to the Debentures and after the curing or waiving of all such Events of Default with respect to which may have occurred:

                        (i) the duties and obligations of the Trustee shall with respect to the Debentures be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable with respect to the Debentures except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                        (ii) in the absence of bad faith on the part of the Trustee, the Trustee may with respect to Debentures conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture;

                  (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

                  (3) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of not less than a majority in principal amount of the Debentures at the time outstanding relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Indenture with respect to the Debentures; and

                  (4) none of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Indenture or adequate indemnity against such risk is not reasonably assured to it.

                  (c) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

         SECTION 7.02 Reliance; Consultation with Counsel. Except as otherwise provided in Section 7.01:

                  (a) The Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, security or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                  (b) Any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by a Board Resolution or an instrument signed in the name of the Company by the Chairman, President or any Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer (unless other evidence in respect thereof is specifically prescribed herein);

                  (c) The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted hereunder in good faith and in reliance thereon;

                  (d) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Debentureholders, pursuant to the provisions of this Indenture, unless such Debentureholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; nothing herein contained shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default with respect to a series of the Debentures (which has not been cured or waived) to exercise with respect to the Debentures such of the rights and powers vested in it by this Indenture, and to use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs;

                  (e) The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

                  (f) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, security, or other papers or documents, unless requested in writing so to do by the holders of not less than a majority in principal amount of the outstanding Debentures (determined as provided in Section 8.04); provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such costs, expenses or liabilities as a condition to so proceeding. The reasonable expense of every such examination shall be paid by the Company or, if paid by the Trustee, shall be repaid by the Company upon demand; and

                  (g) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

         SECTION 7.03 Absence of Reliance upon Trustee. (a) The recitals contained herein and in the Debentures (other than the Certificate of Authentication on the Debentures) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same.

                  (b) The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Debentures.

                  (c) The Trustee shall not be accountable for the use or application by the Company of any of the Debentures or of the proceeds of such Debentures, or for the use or application of any moneys paid over by the Trustee in accordance with any provision of this Indenture or established pursuant to
Section 2.01, or for the use or application of any moneys received by any paying agent other than the Trustee.

         SECTION 7.04 Ownership of Debentures. The Trustee or any paying agent or Debenture Registrar, in its individual or any other capacity, may become the owner or pledgee of Debentures with the same rights it would have if it were not Trustee, paying agent or Debenture Registrar.

         SECTION 7.05 Moneys Held in Trust. Subject to the provisions of Section 11.04, all moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any moneys received by it hereunder except such as it may agree with the Company to pay thereon.

         SECTION 7.06 Compensation. (a) The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation as the parties shall agree to in writing from time to time (which shall not be limited by any provision of law in regard to the compensation of a Trustee of an express trust) for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee, and the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or bad faith or wilful misconduct. The Company also covenants to indemnify the Trustee (and its officers, agents, directors and employees) for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on the part of the Trustee and arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim of liability in the premises.

                  (b) The obligations of the Company under this Section to compensate and indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall constitute additional indebtedness hereunder. Such additional indebtedness shall be secured by a lien prior to that of the Debentures upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the holders of particular Debentures.

         SECTION 7.07 Officers' Certificates. Except as otherwise provided in
Section 7.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting to take any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith or willful misconduct on the part of the Trustee, be deemed to be conclusively proved and established by an Officers' Certificate delivered to the Trustee and such certificate, in the absence of negligence or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted to be taken by it under the provisions of this Indenture upon the faith thereof.

         SECTION 7.08 Conflicting Interests. (a) If the Trustee has or shall acquire any conflicting interest, as defined in this Section, with respect to the Debentures and if the Default to which such conflicting interest relates has not been cured, duly waived or otherwise eliminated, within 90 days after ascertaining that it has such conflicting interest, it shall either eliminate such conflicting interest, except as otherwise provided herein, or resign in the manner and with the effect specified in Section 7.10 and the Company shall promptly appoint a successor trustee in the manner provided herein.

                  (b) In the event that the Trustee shall fail to comply with the provisions of subsection (a) of this Section, the Trustee shall, within ten days after the expiration of such 90-day period, transmit notice of such failure by mail, first class postage prepaid, to the Debentureholders as their names and addresses appear upon the registration books.

                  (c) For the purposes of this Section the Trustee shall be deemed to have a conflicting interest with respect to the Debentures if a Default has occurred and is continuing and:

                  (1) the Trustee is Trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the Company are outstanding, unless such other indenture is a collateral trust indenture under which the only collateral consists of Debentures issued under this Indenture; provided that there shall be excluded from the operation of this paragraph any other indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding if (i) this Indenture and such other indenture or indentures and all series of securities issuable thereunder are wholly unsecured and rank equally and such other indenture or indentures (and such series) are hereafter qualified under the Trust Indenture Act, unless the Commission shall have found and declared by order pursuant to subsection (b) of
Section 305 or subsection (c) of Section 307 of the Trust Indenture Act, that differences exist between the provisions of this Indenture and the provisions of such other indenture or indentures (or such series), which are so likely to involve a material conflict of interest as to make it necessary in the public interest or for the protection of investors to disqualify the Trustee from acting as such under this Indenture with respect to the Debentures and such other series or such other indenture or indentures, or (ii) the Company shall have sustained the burden of proving, on application to the Commission and after opportunity for hearing thereon, that the Trusteeship under this Indenture with respect to the Debentures and such other indenture or indentures is not so likely to involve a material conflict of interest as to make it necessary in the public interest or for the protection of investors to disqualify the Trustee from acting as such under this Indenture with respect to the Debentures and under such other indentures;

                  (2) the Trustee or any of its directors or executive officers is an underwriter for the Company;

                  (3) the Trustee directly or indirectly controls or is directly or indirectly controlled by or is under direct or indirect common control with an underwriter for the Company;

                  (4) the Trustee or any of its directors or executive officers is a director, officer, partner, employee, appointee or representative of the Company, or of an underwriter (other than the Trustee itself) for the Company who is currently engaged in the business of underwriting, except that (A) one individual may be a director and/or an executive officer of the Trustee and a director and/or an executive officer of the Company, but may not be at the same time an executive officer of both the Trustee and the Company; (B) if and so long as the number of directors of the Trustee in office is more than nine, one additional individual may be a director and/or an executive officer of the Trustee and a director of the Company; and
(C) the Trustee may be designated by the Company or by an underwriter for the Company to act in the capacity of transfer agent, registrar, custodian, paying agent, fiscal agent, escrow agent, or depository, or in any other similar capacity, or, subject to the provisions of paragraph (1) of this subsection (c), to act as Trustee whether under an indenture or otherwise;

                  (5) 10% or more of the voting securities of the Trustee is beneficially owned either by the Company or by any director, partner, or executive officer thereof, or 20% or more of such voting securities is beneficially owned, collectively, by any two or more of such persons; or 10% or more of the voting securities of the Trustee is beneficially owned either by an underwriter for the Company or by any director, partner, or executive officer thereof, or is beneficially owned, collectively by any two or more such persons;

                  (6) the Trustee is the beneficial owner of, or holds as collateral security for an obligation which is in default (as hereinafter in this subsection (c) defined), (A) 5% or more of the voting securities, or 10% or more of any other class of security, of the Company, not including the Debentures issued under this Indenture and securities issued under any other indenture under which the Trustee is also Trustee, or (B) 10% or more of any class of security of an underwriter for the Company;

                  (7) the Trustee is the beneficial owner of, or holds as collateral security for an obligation which is in default (as hereinafter in this subsection (c) defined), 5% or more of the voting securities of any person who, to the knowledge of the Trustee, owns 10% or more of the voting securities of, or controls directly or indirectly or is under direct or indirect common control with, the Company;

                  (8) the Trustee is the beneficial owner of, or holds as collateral security for an obligation which is in default (as hereinafter in this subsection (c) defined), 10% or more of any class of security of any person who, to the knowledge of the Trustee, owns 50% or more of the voting securities of the Company;

                  (9) the Trustee owns, on the date of Default upon the Debentures or any anniversary of such Default while such Default upon the Debentures issued under this Indenture remains outstanding, in the capacity of executor, administrator, testamentary or inter vivos Trustee, guardian, committee or conservator, or in any other similar capacity, an aggregate of 25% or more of the voting securities, or of any class of security, of any person, the beneficial ownership of a specified percentage of which would have constituted a conflict interest under paragraph (6), (7), or (8) of this subsection (c). As to any such securities of which the Trustee acquired ownership through becoming executor, administrator or testamentary Trustee of an estate which includes them, the provisions of the preceding sentence shall not apply, for a period of two years from the date of such acquisition, to the extent that such securities in such estate do not exceed 25% of such voting securities or 25% of any such class of security. Promptly after the dates of any such Default upon the Debentures issued under this Indenture and annually in each succeeding year that the Debentures issued under this Indenture remain in Default, the Trustee shall make a check of its holding of such securities in any of the above-mentioned capacities as of such dates. If the Company fails to make payment in full of principal of or interest on any of the Debentures when and as the same becomes due and payable, and such failure continues for 30 days thereafter, the Trustee shall make a prompt check of its holding of such securities in any of the above-mentioned capacities as of the date of the expiration of such 30-day period, and after such date, notwithstanding the foregoing provisions of this paragraph (9), all such securities so held by the Trustee, with sole or joint control over such securities vested in it, shall, but only so long as such failure shall continue, be considered as though beneficially owned by the Trustee for the purposes of paragraphs (6), (7) and (8) of this subsection (c); or

                  (10) except under the circumstances described in paragraph
(1), (3), (4), (5) or (6) of subsection (b) of Section 7.13 the Trustee shall be or shall become a creditor of the Company.

         For purposes of paragraph (1) of this subsection (c), and of Section 6.06, the term "series of securities" or "securities" means a series, class or group of securities issuable under an indenture pursuant to whose terms holders of one such series may vote to direct the indenture Trustee, or otherwise take action pursuant to a vote of such holders, separately from holders of another such series; provided, that, "series of securities" or "series" shall not include any series of securities issuable under an indenture if all such series rank equally and are wholly secured.

         The specification of percentages in paragraphs (5) to (9), inclusive, of this subsection (c) shall not be construed as indicating that the ownership of such percentages of securities of a person is or is not necessary or sufficient to constitute direct or indirect control for the purposes of paragraph (3) or (7) of this subsection (c).

         For the purposes of paragraphs (6), (7), (8) and (9) of this subsection
(c) only, (A) the terms "security" and "securities" shall include only such securities as are generally known as corporate securities, but shall not include any note or other evidence of indebtedness issued to evidence an obligation to repay moneys lent to a person by one or more banks, trust companies or banking firms, or any certificate of interest or participation in any such note or evidence of indebtedness; (B) an obligation shall be deemed to be in "default", when a default in payment of principal shall have continued for 30 days or more and shall not have been cured; and (C) the Trustee shall not be deemed to be the owner or holder of (i) any security which it holds as collateral security (as Trustee or otherwise) for any obligation which is not in default as defined in clause (B) above, or (ii) any security which it holds as collateral security under this Indenture, irrespective of any Default hereunder, or (iii) any security which it holds as agent for collection, or as custodian, escrow agent or depositary, or in any similar representative capacity.

         Except as above provided, the word "security" or securities" as used in this Indenture shall mean any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral trust certificate, pre-organization certificate or subscription, transferable share, investment contract, voting trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, or, in general, any interest or instrument commonly known as a "security", or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

                  (d)  For the purposes of this Section:

                  (1) The term "underwriter" when used with reference to the Company shall mean every person, who, within one year prior to the time as of which the determination is made, has purchased from the Company with a view to, or has offered or sold for the Company in connection with, the distribution of any security of the Company, or has participated or has had a direct or indirect participation in any such undertaking, or has participated or has had a participation in the direct or indirect underwriting of any such undertaking, but such term shall not include a person whose interest was limited to a commission from an underwriter or dealer not in excess of the usual and customary distributors' or sellers' commission.

                  (2) The term "director" shall mean any member of the board of directors of a corporation or any individual performing similar functions with respect to any organization whether incorporated or unincorporated.

                  (3) The term "person" shall mean an individual, a corporation, a partnership, an association, a joint-stock company, a trust, an unincorporated organization or a government or political subdivision thereof. As used in this paragraph, the term "trust" shall include only a trust where the interest or interests of the beneficiary or beneficiaries are evidenced by a security.

                  (4) The term "voting security" shall mean any security presently entitling the owner or holder thereof to vote in the direction or management of the affairs of a person, or any security issued under or pursuant to any trust, agreement or arrangement whereby a Trustee or Trustees or agent or agents for the owner or holder of such security are presently entitled to vote in the direction or management of the affairs of a person.

                  (5) The term "Company" shall mean any obligor upon the Debentures.

                  (6) The term "executive officer" shall mean the chairman of the board of directors, president, every vice president, every assistant vice president, every trust officer, the cashier, the secretary, and the treasurer of a corporation, and any individual customarily performing similar functions with respect to any organization whether incorporated or unincorporated.

                  (e) The percentages of voting securities and other securities specified in this Section shall be calculated in accordance with the following provisions:

                  (1) A specified percentage of the voting securities of the Trustee, the Company or any other person referred to in this Section (each of whom is referred to as a "person" in this paragraph) means such amount of the outstanding voting securities of such person as entitles the holder or holders thereof to cast such specified percentage of the aggregate votes which the holders of all the outstanding voting securities of such person are entitled to cast in the direction or management of the affairs of such person.

                  (2) A specified percentage of a class of securities of a person means such percentage of the aggregate amount of securities of the class outstanding.

                  (3) The term "amount", when used in regard to securities, means the principal amount if relating to evidences of indebtedness, the number of shares if relating to capital shares and the number of units if relating to any other kind of security.

                  (4) The term "outstanding" means issued and not held by or for the account of the issuer. The following securities shall not be deemed outstanding within the meaning of this definition:

                  (i) securities of an issuer held in a sinking fund relating to securities of the issuer of the same class;

                  (ii) securities of an issuer held in a sinking fund relating to another class of securities of the issuer, if the obligation evidenced by such other class of securities is not in default as to principal or interest or otherwise;

                  (iii) securities pledged by the issuer thereof as security for an obligation of the issuer not in default as to principal or interest or otherwise; and

                  (iv) securities held in escrow if placed in escrow by the issuer thereof, provided, however, that any voting securities of an issuer shall be deemed outstanding if any person other than the issuer is entitled to exercise the voting rights thereof.

                  (5) A security shall be deemed to be of the same class as another security if both securities confer upon the holder or holders thereof substantially the same rights and privileges; provided, however, that, in the case of secured evidences of indebtedness, all of which are issued under a single indenture, differences in the interest rates or maturity dates of various series thereof shall not be deemed sufficient to constitute such series different classes; and provided, further, that, in the case of unsecured evidences of indebtedness, differences in the interest rates or maturity dates thereof shall not be deemed sufficient to constitute them securities of different classes, whether or not they are issued under a single indenture.

                  (f) Except in the case of a default in the payment of the principal of (or premium, if any) or interest on any Debentures issued under this Indenture, or in the payment of any sinking or analogous fund installment, the Trustee shall not be required to resign as provided by this Section 7.08 if such Trustee shall have sustained the burden of proving, on application to the Commission and after opportunity for hearing thereon, that (i) the default under the Indenture may be cured or waived during a reasonable period and under the procedures described in such application and (ii) a stay of the Trustee's duty to resign will not be inconsistent with the interests of Debentureholders. The filing of such an application shall automatically stay the performance of the duty to resign until the Commission orders otherwise.

         Any resignation of the Trustee shall become effective only upon the appointment of a successor trustee and such successor's acceptance of such an appointment.

         SECTION 7.09 Trustee. There shall at all times be a Trustee with respect to the Debentures issued hereunder which shall at all times be a corporation organized and doing business under the laws of the United States of America or any State or Territory thereof or of the District of Columbia, or a corporation or other person permitted to act as Trustee by the Commission, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least 50 million dollars, and subject to supervision or examination by Federal, State, Territorial, or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The Company may not, nor may any person directly or indirectly controlling, controlled by, or under common control with the Company, serve as Trustee. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 7.10.

         SECTION 7.10 Resignation and Removal of Trustee. (a) The Trustee or any successor hereafter appointed, may at any time resign with respect to the Debentures by giving written notice thereof to the Company and by transmitting notice of resignation by mail, first class postage prepaid, to the Debentureholders, as their names and addresses appear upon the Debenture Register. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee with respect to Debentures by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the mailing of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee with respect to Debentures, or any Debentureholder who has

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

been a bona fide holder of a Debenture or Debentures for at least six months may, subject to the provisions of Section 6.08, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon after such notice, if any, as it may deem proper and prescribe, appointment a successor trustee.

                  (b)  In case at any time any of the following shall occur:

                  (1) the Trustee shall fail to comply with the provisions of subsection (a) of Section 7.08 after written request therefor by the Company or by any Debentureholder who has been a bona fide holder of a Debenture or Debentures for at least six months; or

                  (2) the Trustee shall cease to be eligible in accordance with the provisions of Section 7.09 and shall fail to resign after written request therefor by the Company or by any such Debentureholder; or

                  (3) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, the Company may remove the Trustee with respect to all Debentures and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the mailing of such notice of removal, the removed Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee with respect to Debentures, , or, subject to the provisions of Section 6.08, unless the Trustee's duty to resign is stated as provided herein, any Debentureholder who has been a bona fide holder of a Debenture or Debentures for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

                  (c) The holders of a majority in aggregate principal amount of the Debentures at the time outstanding may at any time remove the Trustee and appoint a successor trustee.

                  (d) Any resignation or removal of the Trustee and appointment of a successor trustee with respect to the Debentures pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor trustee as provided in Section 7.11.

         SECTION 7.11 Successor Trustee. (a) Every successor trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor trustee all the rights, powers, and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor trustee all property and money held by such retiring Trustee hereunder.

                  (b) Upon request of any such successor trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor trustee all such rights, power and trusts referred to in paragraph (a) of this Section, as the case may be.

                  (c) No successor trustee shall accept its appointment unless at the time of such acceptance such successor trustee shall be qualified and eligible under this Article.

                  (d) Upon acceptance of appointment by a successor trustee as provided in this Section, the Company shall transmit notice of the succession of such Trustee hereunder by mail, first class postage prepaid, to the Debentureholders, as their names and addresses appear upon the Debenture Register. If the Company fails to transmit such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be transmitted at the expense of the Company.

         SECTION 7.12 Merger, Consolidation of Trustee. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be qualified under the provisions of Section 7.08 and eligible under the provisions of Section 7.09, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. In case any Debentures shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Debentures so authenticated with the same effect as if such successor trustee had itself authenticated such Debentures.

         SECTION 7.13 Trustee's Application for Instructions from the Company. Any application by the Trustee for written instructions from the Company may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application (which date shall not be less than three Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.

         SECTION 7.14 Trustee as Creditor. (a) Subject to the provisions of subsection (b) of this Section, if the Trustee shall be or shall become a creditor, directly or indirectly, secured or unsecured, of the Company within three months prior to a default, as defined in subsection (b) of this Section, or subsequent to such a default, then, unless and until such default shall be cured, the Trustee shall set apart and hold in a special account for the benefit of the Trustee individually, the holders of the Debentures and the holders of other indenture securities (as defined in subsection (c) of this Section):

                  (1) an amount equal to any and all reductions in the amount due and owing upon any claim as such creditor in respect of principal or interest, effected after the beginning of such three month period and valid as against the Company and its other creditors, except any such reduction resulting from the receipt or disposition of any property described in paragraph (2) of this subsection, or from the exercise of any right of set-off which the Trustee could have exercised if a petition in bankruptcy had been filed by or against the Company upon the date of such default; and

                  (2) all property received by the Trustee in respect of any claim as such creditor, either as security therefor, or in satisfaction or composition thereof, or otherwise, after the beginning of such three month period, or an amount equal to the proceeds of any such property, if disposed of, subject, however, to the rights, if any, of the Company and its other creditors in such property or such proceeds.

Nothing herein contained, however, shall affect the right of the Trustee:

                  (A) to retain for its own account (i) payments made on account of any such claim by any person (other than the Company) who is liable thereon, and (ii) the proceeds of the bona fide sale of any such claim by the Trustee to a third person, and (iii) distributions made in cash, securities, or other property in respect of claims filed against the Company in bankruptcy or receivership or in a case for reorganization pursuant to the Federal Bankruptcy Code or applicable State law;

                  (B) to realize, for its own account, upon any property held by it as security for any such claim, if such property was so held prior to the beginning of such three months' period;

                  (C) to realize, for its own account, but only to the extent of the claim hereinafter mentioned, upon any property held by it as security for any such claim, if such claim was created after the beginning of such three month period and such property was received as security therefor simultaneously with the creation thereof, and if the Trustee shall sustain the burden of proving that at the time such property was so received the Trustee had no reasonable cause to believe that a default, as defined in subsection (c) of this Section, would occur within three months; or

                  (D) to receive payment on any claim referred to in paragraph
(B) or (C), against the release of any property held as security for such claim as provided in such paragraph (B) or (C), as the case may be, to the extent of the fair value of such property.

         For the purposes of paragraphs (B), (C) and (D), property substituted after the beginning of such three month period for property held as security at the time of such substitution shall, to the extent of the fair value of the property released, have the same status as the property released, and, to the extent that any claim referred to in any of such paragraphs is created in renewal of or in substitution for or for the purpose of repaying or refunding any pre-existing claim of the Trustee as such creditor, such claim shall have the same status as such pre-existing claim.

         If the Trustee shall be required to account, the funds and property held in such special account and the proceeds thereof shall be apportioned among the Trustee, the Debentureholders and the holders of other indenture securities in such manner that the Trustee, the Debentureholders and the holders of other indenture securities realize, as a result of payments from such special account and payments of dividends on claims filed against the Company in bankruptcy or receivership or in a case for reorganization pursuant to the Federal Bankruptcy Code or applicable State law, the same percentage of their respective claims, figured before crediting to the claim of the Trustee anything on account of the receipt by it from the Company of the funds and property in such special account and before crediting to the respective claims of the Trustee, the Debentureholders and the holders of other indenture securities dividends on claims filed against the Company in bankruptcy or receivership or in a case for reorganization pursuant to the Federal Bankruptcy Code or applicable State law, but after crediting thereon receipts on account of the indebtedness represented by their respective claims from all sources other than from such dividends and from the funds and property so held in such special account. As used in this paragraph, with respect to any claim, the term "dividends" shall include any distribution with respect to such claim, in bankruptcy or receivership or in a case for reorganization pursuant to the Federal Bankruptcy Code or applicable State law, whether such distribution is made in cash, securities, or other property, but shall not include any such distribution with respect to the secured portion, if any, of such claim. The court in which such bankruptcy, receivership or a case for reorganization is pending shall have jurisdiction (i) to apportion between the Trustee, the Debentureholders and the holders of other indenture securities, in accordance with the provisions of this paragraph, the funds and property held in such special account and the proceeds thereof, or
(ii) in lieu of such apportionment, in whole or in part, to give to the provisions of this paragraph due consideration in determining the fairness of the distributions to be made to the Trustee, the Debentureholders and the holders of other indenture securities with respect to their respective claims, in which event it shall not be necessary to liquidate or to appraise the value of any securities or other property held in such special account or as security for any such claim, or to make a specific allocation of such distributions as between the secured and unsecured portions of such claims, or otherwise to apply the provisions of this paragraph as a mathematical formula.

         Any Trustee who has resigned or been removed after the beginning of such three months' period shall be subject to the provisions of this subsection
(a) as though such resignation or removal had not occurred. If any Trustee has resigned or been removed prior to the beginning of such three month period, it shall be subject to the provisions of this subsection (a) if and only if the following conditions exist:

                  (i) the receipt of property or reduction of claim which would have given rise to the obligation to account, if such Trustee had continued as Trustee, occurred after the beginning of such three month period; and

                  (ii) such receipt of property or reduction of claim occurred within three months after such resignation or removal.

                  (b) There shall be excluded from the operation of subsection
(a) of this Section a creditor relationship arising from:

                  (1) the ownership or acquisition of securities issued under any indenture, or any security or securities having a maturity of one year or more at the time of acquisition by the Trustee;

                  (2) advances authorized by a receivership or bankruptcy court of competent jurisdiction, or by this Indenture, for the purpose of preserving any property other than cash which shall at any time be subject to the lien, if any, of this Indenture or of discharging tax liens or other prior liens or encumbrances thereon, if notice of such advance and of the circumstances surrounding the making thereof is given to the Debentureholders at the time and in the manner provided in this Indenture;

                  (3) disbursements made in the ordinary course of business in the capacity of Trustee under an indenture, transfer agent, registrar, custodian, paying agent, subscription agent, fiscal agent or depositary, or other similar capacity;

                  (4) an indebtedness created as a result of services rendered or premises rented; or an indebtedness created as a result of goods or securities sold in a cash transaction as defined in subsection (c) of this Section;

                  (5) the ownership of stock or of other securities of a company organized under the provisions of Section 25(a) of the Federal Reserve Act, as amended, which is directly or indirectly a creditor of the Company; or

                  (6) the acquisition, ownership, acceptance or negotiation of any drafts, bills of exchange, acceptance or obligations which fall within the classification of self-liquidating paper as defined in subsection (c) of this Section.

                  (c)  As used in this Section:

                  (1) The term "default" shall mean any failure to make payment in full of the principal of (or premium, if any) or interest upon any of the Debentures or upon the other indenture securities when and as such principal (or premium, if any) or interest becomes due and payable.

                  (2) The term "other indenture securities" shall mean securities upon which the Company is an obligor (as defined in the Trust Indenture Act) outstanding under any other indenture (A) under which the Trustee is also Trustee, (B) which contains provisions substantially similar to the provisions of subsection (a) of this Section, and (C) under which a default exists at the time of the apportionment of the funds and property held in said special account.

                  (3) The term "cash transaction" shall mean any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand.

                  (4) The term "self-liquidating paper" shall mean any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred by the Company for the purpose of financing the purchase, processing, manufacture, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Trustee simultaneously with the creation of the credit or relationship with the Company arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation.

                  (5) The term "Company" shall mean any obligor upon any of the Debentures.


                                  ARTICLE EIGHT

                         CONCERNING THE DEBENTUREHOLDERS

         SECTION 8.01 Action by Debentureholders. Whenever in this Indenture it is provided that the holders of a majority or specified percentage in aggregate principal amount of the Debentures may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action) the fact that at the time of taking any such action the holders of such majority or specified percentage of that series have joined therein may be evidenced by any instrument or any number of instruments of similar tenor executed by such holders of Debentures in person or by agent or proxy appointed in writing.

         If the Company shall solicit from the Debentureholders any request, demand, authorization, direction, notice, consent, waiver or other action, the Company may, at its option, as evidenced by an Officers' Certificate, fix in advance a record date for the determination of Debentureholders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other action, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other action may be given before or after the record date, but only the Debentureholders of record at the close of business on the record date shall be deemed to be Debentureholders for the purposes of determining whether Debentureholders of the requisite proportion of outstanding Debentures have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other action, and for that purpose the outstanding Debentures shall be computed as of the record date; provided that no such authorization, agreement or consent by such Debentureholders on the record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

         SECTION 8.02 Proof of Action by Debentureholder. Subject to the provisions of Section 7.01, proof of the execution of any instrument by a Debentureholder (such proof will not require notarization) or his agent or proxy and proof of the holding by any person of any of the Debentures shall be sufficient if made in the following manner;

                  (a) The fact and date of the execution by any such person of any instrument may be proved in any reasonable manner acceptable to the Trustee.

                  (b) The ownership of Debentures shall be proved by the Debenture Register of such Debentures or by a certificate of the Debenture Registrar thereof.

                  (c) The Trustee may require such additional proof of any matter referred to in this Section as it shall deem necessary.

         SECTION 8.03 Registered Holder. Prior to the due presentment for registration of transfer of any Debenture, the Company, the Trustee, any paying agent and any Debenture Registrar may deem and treat the person in whose name such Debenture shall be registered upon the books of the Company as the absolute owner of such Debenture (whether or not such Debenture shall be overdue and notwithstanding any notice of ownership or writing thereon made by anyone other than the Debenture Registrar) for the purpose of receiving payment of or on account of the principal of, premium, if any, and (subject to Section 2.03) interest on such Debenture and for all other purposes; and neither the Company nor the Trustee nor any paying agent nor any Debenture Registrar shall be affected by any notice to the contrary.

         SECTION 8.04 Determination of Requisite Debentureholders. In determining whether the holders of the requisite aggregate principal amount of Debentures have concurred in any direction, consent or waiver under this Indenture, Debentures which are owned by the Company or any other obligor on the Debentures or by any Subsidiary of the Company or of such other obligor on the Debentures shall be disregarded and deemed not to be outstanding for the purpose of any such determination, except that for the purpose of determining whether the Trustee shall be protected in relying on any such direction, consent or waiver, only Debentures which the Trustee actually knows are so owned shall be so disregarded. Debentures so owned which have been pledged in good faith may be regarded as outstanding for the purposes of this Section, if the pledgee shall establish to the satisfaction of the Trustee the pledgee's right so to act with respect to such Debentures and that the pledgee is not a person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any such other obligor. In case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee.

         SECTION 8.05 Revocation of Action; Binding Effect. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 8.01, of the taking of any action by the holders of the majority or percentage in aggregate principal amount of the Debentures specified in this Indenture in connection with such action, any holder of a Debenture which is shown by the evidence to be included in the Debentures the holders of which have consented to such action may, by filing written notice with the Trustee, and upon proof of holding as provided in Section 8.02, revoke such action so far as concerns such Debenture. Except as aforesaid any such action taken by the holder of any Debenture shall be conclusive and binding upon such holder and upon all future holders and owners of such Debenture, and of any Debenture issued in exchange therefor, on registration of transfer thereof or in place thereof, irrespective of whether or not any notation in regard thereto is made upon such Debenture. Any action taken by the holders of the majority or percentage in aggregate principal amount of the Debentures specified in this Indenture in connection with such action shall be conclusively binding upon the Company, the Trustee and the holders of all the Debentures.


                                  ARTICLE NINE

                             SUPPLEMENTAL INDENTURES

         SECTION 9.01 Supplemental Indentures. In addition to any supplemental indenture otherwise authorized by this Indenture, the Company, when authorized by a Board Resolution, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act as then in effect), without the consent of the Debentureholders, for one or more of the following purposes:

                  (a) to evidence the succession of another corporation to the Company, and the assumption by any such successor of the covenants of the Company contained herein or otherwise established with respect to the Debentures; or

                  (b) to add to the covenants of the Company such further covenants, restrictions, conditions or provisions for the protection of the holders of the Debentures as the Board of Directors and the Trustee shall consider to be for the protection of the holders of Debentures, and to make the occurrence, or the occurrence and continuance, of a default in any of such additional covenants, restrictions, conditions or provisions a default or an Event of Default with respect to such series permitting the enforcement of all or any of the several remedies provided in this Indenture as herein set forth; provided, however, that in respect of any such additional covenant, restriction, condition or provision such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such default or may limit the remedies available to the Trustee upon such default or may limit the right of the holders of a majority in aggregate principal amount of the Debentures to waive such default; or

                  (c) to convey, transfer, assign, mortgage or pledge any property to or with the Trustee or to surrender any right or power herein conferred upon the Company; or

                  (d) to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture, or to make such other provisions in regard to matters or questions arising under this Indenture as shall not be inconsistent with the provisions of this Indenture and shall not adversely affect the interests of the holders of the Debentures.

         The Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

         Any supplemental indenture authorized by the provisions of this Section may be executed by the Company and the Trustee without the consent of the holders of any of the Debentures at the time outstanding, notwithstanding any of the provisions of Section 9.02.

         SECTION 9.02 Approval of Supplemental Indentures. With the consent (evidenced as provided in Section 8.01) of the holders of not less than a majority in aggregate principal amount of the Debentures (and, if a Security Exchange has not theretofore occurred, such consent of holders of the Preferred Securities and the Common Securities of the Trust as may be required under the Declaration), the Company, when authorized by a Board Resolution, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act as then in effect) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights of the holders of the Debentures under this Indenture; provided, however, that no such supplemental indenture shall (i) extend the fixed maturity of any Debentures, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, without the consent of the holder of each Debenture so affected, (ii) change the place of payment where, or the coin or currency in which, the Debentures or interest thereon, are payable, (iii) reduce the aforesaid percentage of Debentures, the holders of which are required to consent to any such supplemental indenture, (iv) modify any of the provisions of this Section 9.02 or Section 6.06, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be waived without the consent of the holder of each Debenture thereby affected, (v) modify the provisions of Article Fourteen of this Indenture with respect to the subordination of outstanding Debentures in a manner adverse to the holders thereof, (vi) impair the right to institute suit for the enforcement of any payment on or with respect to any Debenture, (vii) reduce the percentage in principal amount of the outstanding Debentures the consent of which holders is required for modification or amendment of the Indenture or for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults, (viii) change the obligation of the Company to maintain an office or agency in the places and for the purposes specified herein or (ix) modify the provisions relating to waiver of certain defaults or any of the foregoing provisions, without the consent of the holders of each Debenture (and, in the case of any Debentures held as trust assets of the Trust and with respect to which a Security Exchange has not theretofore occurred, such consent of the holders of the Preferred Securities and the Common Securities of the Trust as may be required under the Declaration) then outstanding and affected thereby provided, further, that, so long as the Preferred Securities remain outstanding (i) no such amendment shall be made that adversely affects the holders of such Preferred Securities in any material respect, and no termination of this Indenture shall occur, and no waiver of any Event of Default or compliance with any covenant under this Indenture shall be effective, without the prior consent of the holders of at least a majority in liquidation amount of such Preferred Securities then outstanding unless and until the principal (and premium, if any) of the Debentures and all accrued and, subject to Section 2.07, unpaid interest (including any Compounded Interest) thereon have been paid in full and (ii) no amendment shall be made to Section 6.01(e) of this Indenture that would impair the rights of the holders of Preferred Securities provided therein without the prior consent of the holders of each Preferred Security then outstanding unless and until the principal (and premium, if any) of the Debentures and all accrued and (subject to Section 2.06) unpaid interest (including any Compounded Interest) thereon have been paid in full.

         Upon the request of the Company, accompanied by a Board Resolution authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Debentureholders (and, in the case of any Debentures held as trust assets of the Trust and with respect to which a Security Exchange has not theretofore occurred, such consent of holders of the Preferred Securities and the Common Securities of the Trust as may be required under the Declaration) required to consent thereto as aforesaid, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion but shall not be obligated to enter into such supplemental indenture.

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
         It shall not be necessary for the consent of the Debentureholders affected thereby under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

         Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of this Section, the Trustee shall transmit by mail, first class postage prepaid, a notice, setting forth in general terms the substance of such supplemental indenture, to the Debentureholders affected thereby as their names and addresses appear upon the Debenture Register. Any failure of the Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

         SECTION 9.03 Effect of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to the provisions of this Article or of
Section 10.01, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the holders of Debentures affected thereby shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

         SECTION 9.04 Affected Debentures. Debentures affected by a supplemental indenture, authenticated and delivered after the execution of such supplemental indenture pursuant to the provisions of this Article or of Section 10.01, may bear a notation in form approved by the Company, provided such form meets the requirements of any exchange upon which such Debentures may be listed, as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Debentures so modified as to conform, in the opinion of the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may be prepared by the Company, authenticated by the Trustee and delivered in exchange for the Debentures then outstanding.

         SECTION 9.05 Opinion of Counsel. The Trustee, subject to the provisions of Section 7.01, may receive an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant to this Article is authorized or permitted by, and conforms to, the terms of this Article and that it is proper for the Trustee under the provisions of this Article to join in the execution thereof.


                                   ARTICLE TEN

                    CONSOLIDATION, MERGER, SALE OR CONVEYANCE

         SECTION 10.01 Consolidation, Merger, etc. of Company. The Company shall not consolidate with or merge into any other Person or transfer or lease its properties and assets
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

substantially as an entirety to any Person, and the Company shall not permit any other Person to consolidate with or merge into the Company, unless:

                  (a) either the Company shall be the continuing corporation, or the corporation (if other than the Company) formed by such consolidation or into which the Company is merged or to which the properties and assets of the Company substantially as an entity are transferred or leased shall be a corporation organized and existing under the laws of the United States of America or any State thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Debentures and this Indenture; and

                  (b) immediately after giving effect to such transaction no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing.

         SECTION 10.02 Successor Corporation. The successor corporation formed by such consolidation or into which the Company is merged or to which such transfer or lease is made shall succeed to and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor corporation had been named as the Company herein, and thereafter (except in the case of a lease to another Person) the predecessor corporation shall be relieved of all obligations and covenants under the Indenture and the Debentures and, in the event of such conveyance or transfer, any such predecessor corporation may be dissolved and liquidated.

         SECTION 10.03 Opinion of Counsel Provided to Trustee. The Trustee, subject to the provisions of Section 7.01, may receive an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, conveyance, transfer or other disposition, and any such assumption, comply with the provisions of this Article.


                                 ARTICLE ELEVEN

            SATISFACTION AND DISCHARGE OF INDENTURE; UNCLAIMED MONEYS

         SECTION 11.01 Satisfaction and Discharge. (a) If at any time (1) the Company shall have paid or caused to be paid the principal of and interest on all the Debentures Outstanding hereunder (other than Debentures which have been destroyed, lost or stolen and which have been replaced or paid as provided in
Section 2.07) as and when the same shall have become due and payable, or (2) the Company shall have delivered to the Trustee for cancellation all Debentures theretofore authenticated (other than any Debentures which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 2.07) or (3) (A) all the Debentures not theretofore delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and (B) the Company shall have irrevocably deposited or caused to be deposited with the Trustee as trust funds the entire amount in cash (other than moneys repaid by the Trustee or any paying agent to the Company in accordance with Section 11.04) or Government Obligations, maturing as to principal and interest at such times and in such amounts as will insure the availability of cash, or a combination thereof, sufficient in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay the principal and interest on all Debentures on each date that such principal or interest is due and payable; and if, in any such case, the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then this Indenture shall cease to be of further effect (except as to (i) rights of registration of transfer and exchange of Debentures and the Company's right of optional redemption, if any, (ii) substitution of mutilated, defaced, destroyed, lost or stolen Debentures, (iii) rights of holders of Debentures to receive payments of principal thereof and interest thereon, upon the original stated due dates therefor (but not upon acceleration), (iv) the rights, obligations, duties and immunities of the Trustee hereunder, (v) the rights of the holders of Debentures as beneficiaries hereof with respect to the property so deposited with the Trustee payable to all or any of them, and (vi) the obligations of the Company under Section 4.02) and the Trustee, on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel and at the cost and expense of the Company, shall execute proper instruments acknowledging such satisfaction of and discharging this Indenture; provided, that the rights of holders of the Debentures to receive amounts in respect of principal of and interest on the Debentures held by them shall not be delayed longer than required by then-applicable mandatory rules or policies of any securities exchange upon which the Debentures are listed. The Company agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Indenture or the Debentures.

                  (b) The following provisions shall apply to the Debentures unless specifically otherwise provided in a Board Resolution or indenture supplemental hereto provided pursuant to Section 2.01. In addition to discharge of the Indenture pursuant to the next preceding paragraph, the Company shall be deemed to have paid and discharged the entire indebtedness on all the Debentures on the date of the deposit referred to in subparagraph (1) below, and the provisions of this Indenture with respect to the Debentures shall no longer be in effect (except as to (i) rights of registration of transfer and exchange of Debentures and the Company's right of optional redemption, if any, (ii) substitution of mutilated, defaced, destroyed, lost or stolen Debentures, (iii) rights of holders of Debentures to receive payments of principal thereof and interest thereon, upon the original stated due dates therefor (but not upon acceleration), if any, (iv) the rights, obligations, duties and immunities of the Trustee hereunder, (v) the rights of the holders of Debentures as beneficiaries hereof with respect to the property so deposited with the Trustee payable to all or any of them and (vi) the obligations of the Company under
Section 4.02) and the Trustee, at the expense of the Company, shall at the Company's request, execute proper instruments acknowledging the same, if

                  (1) with reference to this provision the Company has irrevocably deposited or caused to be irrevocably deposited with the Trustee as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the holders of the Debentures (i) cash in an amount, or (ii) Governmental Obligations maturing as to principal and interest at such times and in such amounts as will insure the availability of cash or (iii) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay the principal and interest on all Debentures of such series on each date that such principal or interest is due and payable;

                  (2) such deposit will not result in a breach or violation of, or constitute a default under, any agreement or instrument to which the Company is a party or by which it is bound;

                  (3) the Company has delivered to the Trustee an Opinion of Counsel based on the fact that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (y) since the date hereof, there has been a change in the applicable Federal income tax law, in either case to the effect that, and such opinion shall confirm that, the holders of the Debentures will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to Federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such deposit, defeasance and discharge had not occurred;

                  (4) the Company has delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to the defeasance contemplated by this provision have been complied with; and

                  (5) no event or condition shall exist that, pursuant to the provisions of Section 14.02 or 14.03, would prevent the Company from making payments of the principal of or interest on the Debentures on the date of such deposit.

         SECTION 11.02 Deposits held in Trust. Subject to Section 11.04, all moneys deposited with the Trustee (or other Trustee) pursuant to Section 11.01 shall be held in trust and applied by it to the payment, either directly or through any paying agent (including the Company acting as its own paying agent), to the holders of the particular Debentures for the payment or redemption of which such moneys have been deposited with the Trustee, of all sums due and to become due thereon for principal and interest; but such money need not be segregated from other funds except to the extent required by law.

         SECTION 11.03 Moneys held by Paying Agent. In connection with the satisfaction and discharge of this Indenture with respect to any Debentures, all moneys then held by any paying agent under the provisions of this Indenture with respect to such Debentures shall, upon demand of the Company, be repaid to it or paid to the Trustee and thereupon such paying agent shall be released from all further liability with respect to such moneys.

         SECTION 11.04 Repayment to Company. Any moneys deposited with or paid to the Trustee or any paying agent for the payment of the principal of or interest on any Debenture and not applied but remaining unclaimed for two years after the date upon which such principal or interest shall have become due and payable, shall, upon the written request of the Company and unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property law, be repaid to the Company by the Trustee for such Debentures or such paying agent, and the holder of the Debentures shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property laws, thereafter look only to the Company for any payment which such holder may be entitled to collect, and all liability of the Trustee or any paying agent with respect to such moneys shall thereupon cease; provided, however, that the Trustee or such paying agent, before being required to make any such repayment with respect to moneys deposited with it for any payment series, shall at the expense of the Company, mail by first-class mail to holders of such Debentures at their addresses as they shall appear on the Debenture Register, notice, that such moneys remain and that, after a date specified therein, which shall not be less than thirty days from the date of such mailing or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

         SECTION 11.05 Indemnification of Trustee. The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the Governmental Obligations deposited pursuant to Section
11.01 or the principal or interest received in respect of such obligations.


                                 ARTICLE TWELVE

         IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS

         SECTION 12.01 Immunity. No recourse under or upon any obligations, covenant or agreement of this Indenture, or of any Debenture, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, stockholder, officer or director, past, present or future as such, of the Company or of any predecessor or successor corporation, either directly or through the Company or any such predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Indenture and the obligations issued hereunder are solely corporate obligations, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, stockholders, officers or directors as such, of the Company or of any predecessor or successor corporation, or any of them, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Debentures or implied therefrom; and that any and all such personal liability of every name and nature, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, stockholder, officer or director as such, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Debentures or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issuance of such Debentures.


                                ARTICLE THIRTEEN

                            MISCELLANEOUS PROVISIONS

         SECTION 13.01 Successors and Assigns. All the covenants, stipulations, promises and agreements in this Indenture contained by or on behalf of the Company shall bind its successors and assigns, whether so expressed or not.

         SECTION 13.02 Actions by Predecessor. Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or officer of the Company shall and may be done and performed with like force and effect by the corresponding board, committee or officer of any corporation that shall at the time be the lawful sole successor of the Company.

         SECTION 13.03 Surrender of Power. The Company by instrument in writing executed by authority of two-thirds of its Board of Directors and delivered to the Trustee may surrender any of the powers reserved to the Company and thereupon such power so surrendered shall terminate both as to the Company and as to any successor corporation.

         SECTION 13.04 Notices. Except as otherwise expressly provided herein any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the holders of Debentures to or on the Company may be given or served by being deposited first class postage prepaid in a post-office letterbox addressed (until another address is filed in writing by the Company with the Trustee), as follows: SunSource Inc., 2600 One Logan Square, Philadelphia, PA 19103, Attention: Secretary. Any notice, election, request or demand by the Company or any Debentureholder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or made in writing at the Corporate Trust Office of the Trustee.

         SECTION 13.05 Governing Law. This Indenture and each Debenture shall be deemed to be a contract made under the laws of the State of New York without regard to the conflicts of laws provisions thereof, and for all purposes shall be construed in accordance with the laws of said State.

         SECTION 13.06 Officers' Certificate from Company. (a) Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished.

                  (b) Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant in this Indenture (other than the certificate provided pursuant to Section 5.03(d) of this Indenture) shall include (1) a statement that the person making such certificate or opinion has read such covenant or condition; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (3) a statement that, in the opinion of such person, the person has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

         SECTION 13.07 Date of Payments. Except as provided pursuant to Section
2.01 pursuant to a Board Resolution, and as set forth in an Officers' Certificate, or established in one or more indentures supplemental to the Indenture, in any case where the date of maturity of interest or principal of any Debenture or the date of redemption of any Debenture shall not be a business day then payment of interest or principal (and premium, if any) may be made on the next succeeding business day with the same force and effect as if made on the nominal date of maturity or redemption, and no interest shall accrue for the period after such nominal date, except that if such business day is in the next calendar year, such payment shall be made on the immediately preceding business day, with the same force and effect as if made on such date.

         SECTION 13.08 Certain Duties under Trust Indenture Act. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by Sections 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control.

         SECTION 13.09 Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

         SECTION 13.10 Severability. In case any one or more of the provisions contained in this Indenture or in the Debentures of any series shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Indenture or of such Debentures, but this Indenture and such Debentures shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

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

         SECTION 13.11 Assignment by Company. The Company will have the right at all times to assign any of its rights or obligations under this Indenture to a direct or indirect wholly owned Subsidiary of the Company; provided that, in the event of any such assignment, the Company will remain jointly and severally liable for all such obligations. Subject to the foregoing, this Indenture is binding upon and inures to the benefit of the parties hereto and their respective successors and assigns. This Indenture may not otherwise be assigned by the parties hereto.

         SECTION 13.12 Holders of Preferred Securities as Third Party Beneficiaries. The Company hereby acknowledges that, to the extent specifically set forth herein, prior to a Security Exchange with respect to the Debentures held as trust assets of the Trust, the holders of the Preferred Securities of the Trust shall expressly be third party beneficiaries of this Indenture.


                                ARTICLE FOURTEEN

                           SUBORDINATION OF DEBENTURES

         SECTION 14.01 Subordination. The Company, for itself, its successors and assigns, covenants and agrees, and each holder of a Debenture, by its acceptance thereof, likewise covenants and agrees, that the payment of the principal of, premium, if any, and interest on, each and all of the Debentures is hereby expressly subordinated, to the extent and in the manner hereinafter in this Article Fourteen set forth, in right of payment to the prior payment in full in cash of all Senior Indebtedness.

         SECTION 14.02         Payments upon Liquidation, etc.

                  (a) In the event of any insolvency or bankruptcy proceedings, and any receivership, liquidation, reorganization or other similar proceedings in connection therewith, relative to the Company or to its creditors, as such, or to its property, and in the event of any proceedings for voluntary liquidation, dissolution or other winding up of the Company, whether or not involving insolvency or bankruptcy, and in the event of any execution sale, then the holders of Senior Indebtedness shall be entitled to receive payment in full of principal thereof and interest due thereon (including without limitation, except to the extent, if any, prohibited by mandatory provisions of law, post-petition interest in any such proceedings) in cash of all Senior Indebtedness before the holders of Debentures are entitled to receive any payment on account of the principal of or interest on the indebtedness evidenced by the Debentures, and to that end the holders of Senior Indebtedness shall be entitled to receive for application in payment thereof any payment or distribution of any kind or character, whether in cash or property or securities, which may be payable or deliverable in connection with any such proceedings or sale in respect of the principal of or interest on the Debentures other than securities of the Company as reorganized or readjusted or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in this Article Fourteen with respect to the Debentures, to the payment of all indebtedness of the nature of Senior Indebtedness, provided that the rights of the holders of the Senior Indebtedness are not altered by such reorganization or readjustment;

                  (b) In the event and during the continuation of any default in payment of any Senior Indebtedness or if any event of default, as therein defined, shall exist under any Senior Indebtedness or any agreement pursuant to which any Senior Indebtedness is issued, no payment of the principal of, premium if any, or interest on the Debentures shall be made and the Company covenants that it will, upon becoming aware of any such default or event of default, provide written notice to the Trustee of such default or event of default;

                  (c) In the event that the Debentures are declared due and payable before their expressed maturity pursuant to the Indenture (under circumstances when the provisions of subsection (a) of this Section 14.02 shall not be applicable), the holders of all Senior Indebtedness shall be entitled to receive payment in full in cash of such Senior Indebtedness before such holders of Debentures are entitled to receive any payment on account of the principal of or interest on the Debentures; and

                  (d) No holder of Senior Indebtedness shall be prejudiced in its right to enforce subordination of the Debentures by any act or failure to act on the part of the Company.

         SECTION 14.03 Receipt of Payments; Subrogation. In the event that, notwithstanding the provisions of Section 14.02, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (other than securities of the Company as reorganized or readjusted or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in this Article Fourteen with respect to the Debentures, to the payment of all indebtedness of the nature of Senior Indebtedness, provided that the rights of the holders of the Senior Indebtedness are not altered by such reorganization or readjustment) shall be received by the holders or by the Trustee for their benefit in connection with any proceedings or sale referred to in subsection (a) of Section 14.02 before all Senior Indebtedness is paid in full in cash, such payment or distribution shall be paid over to the holders of such Senior Indebtedness or their representative or representatives or to the Trustee or Trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the Senior Indebtedness held or represented by each, for application to the payment of all Senior Indebtedness remaining unpaid until all such Senior Indebtedness shall have been paid in full in cash, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

         From and after the payment in full in money of all Senior Indebtedness, the holders of Debentures (together with the holders of any other indebtedness of the Company which is subordinate in right of payment to the payment in full of all Senior Indebtedness, which is not subordinate in right of payment to the Debentures and which by its terms grants such right of subrogation to the holder thereof) shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets or securities of the Company applicable to the Senior Indebtedness until the Debentures shall be paid in full in cash, and, for the purposes of such subrogation, no such payments or distributions to the holders of Senior Indebtedness of assets or securities, which otherwise would have been payable or distributable to holders of Debentures , shall, as between the Company, its creditors other than the holders of Senior Indebtedness, and the holders of the Debentures, be deemed to be a payment by the Company to or on account of the Senior Indebtedness, it being understood that the provisions of this Article Fourteen are and are intended solely for the purpose of defining the relative rights of the holders of the Debentures, on the one hand, and the holders of the Senior Indebtedness, on the other hand, and nothing contained in this Article Fourteen or elsewhere in this Indenture or in the Debentures is intended to or shall impair as between the Company, its creditors other than the holders of Senior Indebtedness, and the holders of the Debentures, the obligation of the Company, which is unconditional and absolute, to pay to the holders of the Debentures the principal of and interest on the Debentures as and when the same shall become due and payable in accordance with their terms, or to affect the relative rights of the holders of the Debentures and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or the holder of any Debenture from exercising all remedies otherwise permitted by applicable law upon default under this Indenture subject to the rights of the holders of Senior Indebtedness, under Section 14.02, to receive cash, property or securities of the Company otherwise payable or deliverable to the holders of the Debentures.

         Upon any distribution or payment in connection with any proceedings or sale referred to in subsection (a) of Section 14.02, the Trustee, as between the Trustee and the holders of the Debentures subject to the provisions of Sections
7.01 and 7.02 hereof, shall be entitled to rely upon a certificate of the liquidating Trustee or agent or other person making any distribution or payment to the Trustee for the purpose of ascertaining the holders of Senior Indebtedness entitled to participate in such payment or distribution, the amount of such Senior Indebtedness or the amount payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Fourteen. In the event that the Trustee determines, in good faith, that further evidence is required with respect to the right of any person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Section 14.03, the Trustee may request such person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such person, as to the extent to which such person is entitled to participate in such payment or distribution, and as to other facts pertinent to the rights of such person under this Section 14.03, and if such evidence is not furnished, the Trustee may defer any payment to such person pending judicial determination as to the right of such person to receive such payment.

         The Trustee, however, shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness, and shall not be liable to any such holders if it shall in good faith pay over or distribute to holders of Debentures or the Company or any other person moneys or assets to which any holders of Senior Indebtedness shall be entitled by virtue of Article Fourteen of this

Indenture or otherwise.

         SECTION 14.04 Application of Payments to Debentures. Nothing contained in this Article Fourteen or elsewhere in this Indenture, or in any of the Debentures, shall prevent at any time, (a) the Company, except under the conditions described in Section 14.02, from making payments of principal of or interest on the Debentures, provided, however, that payments of principal of or interest on the Debentures shall be made by the Company only within three business days of the due dates for such payments as provided in Article Two or
(b) the application by the Trustee of any moneys deposited with it hereunder to the payment of or on account of the principal of or interest on the Debentures, if at the time of such deposit the Trustee did not have written notice in accordance with Section 14.06 of any event prohibiting the making of such deposit by the Company or if in the event of redemption, the Trustee did not have such written notice prior to the time that the notice of redemption pursuant to Section 3.02 was given (which notice of redemption shall in no event be given more than 60 days prior to the date fixed for redemption).

         SECTION 14.05 Banking Effect. Each Debentureholder by his acceptance of a Debenture authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination as provided in this Article Fourteen and appoints the Trustee as attorney-in-fact for any and all such purposes, including, in the event of any dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise) tending towards liquidation of the business and assets of the Company, the immediate filing of a claim for the unpaid balance of such Debentureholder's Debentures in the form required in said proceedings and cause said claim to be approved.

         SECTION 14.06 Knowledge of Trustee. Notwithstanding the provisions of this Article Fourteen or any other provisions of this Indenture, the Trustee shall not be charged with the knowledge of the existence of any facts which would prohibit the making of any payment of moneys to the Trustee, unless and until the Trustee shall have received written notice thereof from the Company or from the holder or the representative of any class of Senior Indebtedness; provided, however, that if at least two business days prior to the date upon which by the terms hereof any such monies may become payable for any purpose (including, without limitation, the payment of either the cash amount payable at maturity or interest on any Debenture) the Trustee shall not have received with respect to such monies the notice provided for in this Section 14.06, then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such monies and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary, which may be received by it on or after such two business days prior to such date.

         SECTION 14.07 Rights of Trustee as Holder of Senior Indebtedness. The Trustee shall be entitled to all the rights set forth in this Article Fourteen with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of

Senior Indebtedness.

         SECTION 14.08 Paying Agent. In case at any time any paying agent other than the Trustee shall be appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article Fourteen shall in such case (unless the context shall otherwise require) be construed as extending to and including such paying agent within its meaning as fully for all intents and purposes as if such paying agent were named in this Article Fourteen in place of the Trustee.

         The Bank of New York, as Trustee, hereby accepts the trust in this Indenture declared and provided, upon the terms and conditions hereinabove set forth.

         IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

                                 SUNSOURCE INC.


                                      By   ______________________________



                                      THE BANK OF NEW YORK, as Trustee


                                      By   _______________________________

                                                                      EXHIBIT A

                                FORM OF DEBENTURE

                           (FORM OF FACE OF DEBENTURE)

No.

CUSIP NO. 867948 AA __

                                 SUNSOURCE INC.
                      11.6% JUNIOR SUBORDINATED DEBENTURE,
                                    DUE 2027

         SunSource Inc., a corporation duly organized and existing under the laws of the State of Delaware (herein referred to as the "Company," which term includes any successor corporation under the Indenture hereinafter referred to) for value received, hereby promises to pay to ______________, or registered assigns, the principal sum of _______ Dollars on ___________, 2027, and to pay interest on said principal sum from * , 1997 or from the most recent interest payment date (each such date, an "Interest Payment Date") to which interest has been paid or duly provided for (subject to deferral as set forth herein) monthly in arrears on each Interest Payment Date commencing , 1997 at the rate of 11.6% per annum plus Compounded Interest (as defined below), if any, until the principal hereof shall have become due and payable, and on any overdue principal and premium, if any, and (without duplication and to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum. The amount of interest payable on an Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months and for any period shorter than a full monthly interest period for which interest is computed, the amount of interest payable will be computed on the basis of the actual number of days elapsed in such 30-day month. In the event that any date on which interest is payable on this Debenture is not a business day, then payment of interest payable on such date will be made on the next succeeding day which is a business day (and without any interest or other payment in respect of any such delay), except that, if such business day is in the next succeeding calendar year, such payment shall be made on the immediately preceding business day, in each case with the same force and effect as if made on such date. The interest installment so payable, and punctually paid or duly provided for, on any Interest Pyament date will, as provided in the Indenture, be paid to the person in which name this Debtenture (or one or more Predecessor Debentures, as defined in such Indenture) is registered at the close of business on the regular record date for such interest installment, which, except as set forth below, shall be the close of business on the first day of the month in which such Interest Payment Date occurs. Any such interest installment not punctually

------------------------
* Insert Effective Date
paid or duly provided for shall forthwith cease to be payable to the registered holders on such regular record date, and may be paid to the person in whose name the Debenture (or one or more Predecessor Debentures) is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered holders of the Debentures not less than ten days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debentures may listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. The principal of (and premium, if any) and the interest on this Debenture shall be payable at the office or agency of the Trustee maintained for that purpose in the Borough of Manhattan, The City and State of New York, in any coin or currency of the United States of America which at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the registered holder at such address as shall appear in the Debenture register and the payment of principal will be made only upon the surrender of this Debenture to the Trustee. Notwithstanding the foregoing, so long as the owner and record holder of this Debenture is the Property Trustee (as defined in the Indenture referred to on the reverse hereof), the payment of the principal of (and premium, if any) and interest (including Compounded Interest, if any) on this Debenture will be made at such place and to such account of the Property Trustee as may be designated by the Property Trustee.

         The indebtedness evidenced by this Debenture is, to the extent provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness, and this Debenture is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Debenture, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes. Each Holder hereof, by his acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such Holder upon said provisions.

         This Debenture shall not be entitled to any benefit under the Indenture hereinafter referred to, be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee.

         Unless the Certificate of Authentication hereon has been executed by the Trustee referred to on the reverse side hereof, this Debenture shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         The provisions of this Debenture are continued on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

         IN WITNESS WHEREOF, the Company has caused this Debenture to be executed.


Dated___________________________



                                 SUNSOURCE INC.


                                                     By _______________________
                                                          Chairman

Attest:


By______________________________




                     (FORM OF CERTIFICATE OF AUTHENTICATION)

                          CERTIFICATE OF AUTHENTICATION

         This is one of the Debentures described in the within-mentioned Indenture.


______________________________

______________________________        or              _________________________
       as Trustee                                      as Authentication Agent

By____________________________                        _________________________
       Authorized Signatory                            Authorized Signatory

                         (FORM OF REVERSE OF DEBENTURE)

         This Debenture is one of a duly authorized series of Debentures of the Company (herein sometimes referred to as the "Debentures"), specified in the Indenture, all issued or to be issued in one or more series under and pursuant to an Indenture dated as of ________, 1997 (herein referred to as the "Indenture") duly executed and delivered between the Company and The Bank of New York, a New York banking corporation, as Trustee (herein referred to as the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Debentures, and, to the extent specifically set forth in the Indenture, the holders of Senior Indebtedness and Preferred Securities.

         Except as provided in the next paragraph, the Debentures may not be redeemed by the Company prior to _________, 2002. The Company shall have the right to redeem this Debenture, in whole or in part, from time to time, on or after ______, 2002 (an "Optional Redemption") at a redemption price equal to 100% of the principal amount to be redeemed plus any accrued and unpaid interest thereon, including Compounded Interest, if any, to the date of such redemption (the "Optional Redemption Price"). Any redemption pursuant to this paragraph will be made upon not less than 30 nor more than 60 days' notice, at the Optional Redemption Price.


         If, at any time, a Tax Event (as defined below) shall occur or be continuing after receipt of a Dissolution Tax Opinion (as defined below) and (i) the Regular Trustees of the Trust and the Company shall have received an opinion (a "Redemption Tax Opinion") of a nationally recognized independent tax counsel experienced in such matters that, as a result of a Tax Event, there is more than an insubstantial risk that the Company would be precluded from deducting the interest on the Debentures for United States federal income tax purposes even if the Debentures were distributed to the holders of Trust Preferred Securities and Common Securities in liquidation of such holder's interest in the Trust as set forth in the Declaration or if the Corporation shortened the Stated Maturity of the Debentures as described in the last sentence of this paragraph (ii) the Regular Trustees shall have been informed by such tax counsel that a No Recognition Opinion (as defined below) cannot be delivered to the Trust, the Company shall have the right at any time, upon not less than 30 nor more than 60 days notice, to redeem the Debentures in whole or in part for cash at a redemption price equal to 101% of the principal amount of the Debentures if the Redemption occurs prior to ____________, 2002 or 100% thereafter, within 90 days following the occurrence of such Tax Event; provided, however, that, if at the time there is available to the Company or the Trustee, on behalf of the Trust the opportunity to eliminate, within such 90 day period, the Tax Event by taking some ministerial action ("Ministerial Action"), such as filing a form or making an election, or pursuing some other similar reasonable measure, which has no adverse effect on the Trust, the Company or the holders of the Trust Preferred Securities, the Company or the Trustee on behalf of the Trust will pursue such measure in lieu of redemption and provided further that the Company shall have no right to redeem the Debentures while the Regular Trustees on behalf of SunSource Capital Trust are pursuing any such Ministerial Action. In addition to taking any Ministerial Action, if a Tax Event occurs and is continuing and in the opinion of nationally recognized independent tax counsel to the Trust, there would in all cases, after effecting the termination of the Trust and the distribution of the Debentures to the holders of the Trust Preferred Securities in exchange therefor upon liquidation of the Trust, be more than an insubstantial risk that the Tax Event would continue, then the Corporation shall have the right to shorten the stated maturity of the Debentures to the latest date permissible without adversely affecting the deductibility of interest payable on the Debentures, but not earlier than ______________, 2002 (and thereby cause the Trust Preferred Securities to be redeemed on such earlier date) such that, in the opinion of nationally recognized independent tax counsel to the Trust, after advancing the stated maturity of the Debentures, interest paid on the Debentures will be deductible by the Corporation for federal income tax purposes.

         "Tax Event" means that the Company and the Regular Trustees shall have obtained an opinion of nationally recognized independent tax counsel experienced in such matters (a "Dissolution Tax Opinion") to the effect that on or after the Effective Time, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, (b) any amendment to, or change in, an interpretation or application of any such laws or regulations by any legislative body, court, governmental agency or regulatory authority (including the enactment of any legislation and the publication of any judicial decision or regulatory determination), (c) any interpretation or pronouncement that provides for a position with respect to such laws or regulations that differs from the theretofore generally accepted position or (d) any action taken by any governmental agency or regulatory authority, which amendment or change is enacted, promulgated, issued or announced or which interpretation or pronouncement is issued or announced or which action is taken, in each case on or after the Effective Time, there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days of the date thereof, subject to United States federal income tax with respect to income accrued or received on the Debentures, (ii) the Trust is, or will be within 90 days of the date thereof, subject to more than a de minimis amount of taxes, duties or other governmental charges or (iii) interest payable by the Company to the Trust on the Debentures is not, or within 90 days of the date thereof will not be, deductible by the Company for United States federal income tax purposes.

         "No Recognition Opinion" means an opinion of a nationally recognized independent tax counsel experienced in such matters, which opinion may rely on any then applicable published revenue ruling of the Internal Revenue Service, to the effect that the holders of the Trust Preferred Securities will not recognize any gain or loss for United States federal income tax purposes as a result of a dissolution of the Trust and distribution of the Debentures as provided in the Declaration.

         If the Debentures are only partially redeemed by the Company pursuant to an Optional Redemption or as a result of a Tax Event as described above, the Debentures will be redeemed pro rata or by lot or in some other equitable manner determined by the Trustee.

         In the event of redemption of this Debenture in part only, a new Debenture or Debentures for the unredeemed portion hereof will be issued in the name of the Debentureholder hereof upon the cancellation hereof.

         In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all of the Debentures may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

         The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Debenture upon compliance by the Company with certain conditions set forth therein.

         The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the Debentures affected at the time outstanding, as defined in the Indenture (and, in the case of any Debentures held as trust assets of a SunSource Capital Trust and with respect to which a Security Exchange has not theretofore occurred, such consent of holders of the Preferred Securities and the Common Securities of such SunSource Capital Trust as may be required under the Declaration of Trust of such SunSource Capital Trust), to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the holders of the Debentures; provided, however, that no such supplemental indenture shall (a) extend the fixed maturity of any Debentures, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, without the consent of the holder of each Debenture so affected, (b) change the place of payment where, or the coin or currency in which, the Debentures or interest thereon, are payable, (c) reduce the aforesaid percentage of Debentures, the holders of which are required to consent to any such supplemental indenture, (d) modify any of the provisions of the Indenture relating to supplemental indentures or direction by debentureholders, except to increase any such percentage or to provide that certain other provisions of the Indenture cannot be waived without the consent of the holder of each Debenture thereby affected, (e) modify the provisions of the Indenture with respect to the subordination of outstanding Debentures in a manner adverse to the holders thereof, (f) impair the right to institute suit for the enforcement of any payment on or with respect to any Debenture, (g) reduce the percentage in principal amount of the outstanding Debentures the consent of which holders is required for modification or amendment of the Indenture or for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults, (h) change the obligation of the Company to maintain an office or agency in the places and for the purposes specified herein or (i) modify the provisions relating to waiver of certain defaults or any of the foregoing provisions, without the consent of the holders of each Debenture (and, in the case of any Debentures held as trust assets of the Trust and with respect to which a Security Exchange has not theretofore occurred, such consent of the holders of the Preferred Securities and the Common Securities of the Trust as may be required under the Declaration) then outstanding and affected thereby provided, further, that, so long as the Preferred Securities remain outstanding
(i) no such amendment shall be made that adversely affects the holders of such Preferred Securities in any material respect, and no termination of the Indenture shall occur, and no waiver of any Event of Default or compliance with any covenant under the Indenture shall be effective, without the prior consent of the holders of at least a majority in liquidation amount of such Preferred Securities then outstanding unless and until the principal (and premium, if any) of the Debentures and all accrued and unpaid interest (including any Compounded Interest) thereon have been paid in full and (ii) no amendment shall be made to the Indenture that would impair the rights of the holders of Preferred Securities to institute an action in an Event of Default without the prior consent of the holders of each Preferred Security then outstanding unless and until the principal (and premium, if any) of the Debentures and all accrued and unpaid interest (including any Compounded Interest) thereon have been paid in full. The Indenture also contains provisions permitting the holders of a majority in aggregate principal amount of the Debentures at the time outstanding affected thereby (with, in the case of any series of Debentures held as trust assets of the Trust and with respect to which a Security Exchange has not theretofore occurred, such consent of holders of the Trust Preferred Securities and the Trust Common Securities of the Trust as may be required under the Declaration), on behalf of the holders of all of the Debentures, to waive any past default in the performance of any of the covenants contained in the Debenture or established pursuant to the Indenture and its consequences, except a default in the payment of the principal of, or premium, if any, or interest on, any of the Debentures as and when the same shall become due by the terms of such Debentures otherwise than by acceleration (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal and any premium has been deposited with the Trustee (in accordance with the Indenture)) or a call for redemption of Debentures or a default in respect of a covenant or provision of the Indenture which cannot be modified or amended without the consent of the Debentureholder of each outstanding security affected thereby. Upon any such waiver, the default covered thereby shall be deemed to be cured for all purposes of the Indenture and the Company, the Trustee and the holders of the Debentures shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

         No reference herein to the Indenture (other than such Section) and provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Debenture at the time and place at the rate and in the manner herein prescribed.

         So long as the Company is not in default in the payment of interest on the Debentures, the Company shall have the right, at any time during the term of the Debentures, from time to time to extend the interest payment period of such Debentures for up to 60 consecutive months (the "Extension Period"), at the end of which period the Company shall pay all interest accrued and unpaid thereon (together with interest thereon at the rate of 11.6% per annum to the extent permitted by applicable law, compounded monthly ("Compounded Interest")). During such Extension Period the Company shall not declare or pay any dividend on, or redeem, purchase, acquire or make a distribution or liquidation payment with respect to, any of its common stock or preferred stock, or make any guarantee payments with respect thereto. Prior to the termination of any such Extension Period, the Company may pay all or any portion of the interest accrued on the Debentures on any Interest Payment Date to holders of record on the regular record date for such Interest Payment Date or from time to time further extend such Period, provided that such Extension Period together with all such further extensions thereof shall not exceed 60 consecutive months. Upon the termination of any Extension Period and upon the payment of all accrued and unpaid interest then due, together with Compounded Interest, the Company may select a new Extension Period, subject to the foregoing requirements. No interest shall be due and payable during an Extension Period, except at the end thereof. At the end of the Extension Period the Company shall pay all interest accrued and unpaid on the Debentures including any Compounded Interest which shall be payable to the holders of the Debentures in whose names the Debentures are registered in the Debenture register on the first record date after the end of the
                                       A-7

Extension Period.

         As provided in the Indenture and subject to certain limitations therein set forth, this Debenture is transferable by the registered holder hereof on the Debenture register of the Company, upon surrender of this Debenture for registration of transfer at the office or agency of the Trustee in the Borough of Manhattan, The City and State of New York accompanied by a written instrument or instruments of transfer in form satisfactory to the Company or the Trustee duly executed by the registered holder here of or the holder's attorney duly authorized in writing, and thereupon one or more new Debentures of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees. No service charges will be made for any exchange or registration of transfer of Debentures, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge in relation thereto.

         Prior to due presentment for registration of transfer of this Debenture, the Company, the Trustee, any paying agent and any Debenture Registrar may deem and treat the registered holder hereof as the absolute owner hereof (whether or not this Debenture shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Debenture Registrar) for the purpose of receiving payment of or on and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Debenture Registrar shall be affected by any notice to the contrary.

         No recourse shall be had for the payment of the principal of or the interest on this Debenture, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

         The Debentures are issuable only in registered form without coupons in denominations of $25 and any integral multiple thereto. As provided in the Indenture and subject to certain limitations therein set forth, Debentures are exchangeable for a like aggregate principal amount of Debentures of a difference authorized denomination, as requested by the holder surrendering same.

         All terms used in this Debenture that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

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